                                                                     EXHIBIT 4.1

                    -----------------------------------------


                           FIRST AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               VORNADO REALTY L.P.


                    -----------------------------------------

                           Dated as of: April 15, 1997

                    -----------------------------------------


IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION, THE PARTNERSHIP INTERESTS BEING OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, NO PARTNERSHIP INTEREST MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND UNLESS THE OTHER TRANSFER RESTRICTIONS CONTAINED HEREIN HAVE BEEN SATISFIED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                TABLE OF CONTENTS


                                    ARTICLE I
                                  DEFINED TERMS

Act...............................................................................................................1
Additional Limited Partner........................................................................................1
Adjusted Capital Account..........................................................................................2
Adjusted Capital Account Deficit..................................................................................2
Adjusted Property.................................................................................................2
Adjustment Date...................................................................................................2
Affiliate.........................................................................................................2
Affiliated Transferee.............................................................................................2
Agreed Value......................................................................................................2
Agreement.........................................................................................................2
Assignee..........................................................................................................2
Bankruptcy........................................................................................................3
Book-Tax Disparities..............................................................................................3
Business Day......................................................................................................3
Capital Account...................................................................................................3
Capital Contribution..............................................................................................3
Carrying Value....................................................................................................3
Cash Amount.......................................................................................................3
Certificate.......................................................................................................3
Charter Documents.................................................................................................4
Class A Unit......................................................................................................4
Class B Unit......................................................................................................4
Class C Accumulated Amount........................................................................................4
Class C Preferential Distribution.................................................................................4
Class C Unit......................................................................................................4
Class D/E Accumulated Amount......................................................................................4
Class D/E Preferential Distribution...............................................................................4
Class D Unit......................................................................................................4
Class E Unit......................................................................................................4
Code..............................................................................................................4
Common Partnership Unit...........................................................................................4
Consent...........................................................................................................4
Consent of Certain Limited Partners...............................................................................4
Consent of the Outside Limited Partners...........................................................................5
Consolidation.....................................................................................................5
Consolidation Transaction.........................................................................................5
Contributed Property..............................................................................................5
Conversion Factor.................................................................................................5
Convertible Funding Debt..........................................................................................6
Debt..............................................................................................................6
Declaration of Trust..............................................................................................6
Deemed Partnership Interest Value.................................................................................6
Deemed Value of the Partnership Interest..........................................................................6
Depreciation......................................................................................................6
866 U.N. Plaza Associates.........................................................................................7

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
866 U.N. Plaza Property...........................................................................................7
866 U.N. Plaza Units..............................................................................................7
Effective Date....................................................................................................7
Eleven Penn Partnerships..........................................................................................7
Eleven Penn Plaza Property........................................................................................7
Eleven Penn Plaza Units...........................................................................................7
Equity Merger.....................................................................................................7
ERISA.............................................................................................................7
Exchange Act......................................................................................................7
Exchanged Property................................................................................................7
Funding Debt......................................................................................................7
Funds From Operations.............................................................................................7
FW/Mendik LLC.....................................................................................................7
General Partner...................................................................................................7
General Partner Entity............................................................................................7
General Partner Payment...........................................................................................8
General Partnership Interest......................................................................................8
Immediate Family..................................................................................................8
Incapacity........................................................................................................8
Incapacitated.....................................................................................................8
Indemnitee........................................................................................................8
IRS...............................................................................................................8
Limited Partner...................................................................................................8
Limited Partnership Interest......................................................................................8
Liquidating Event.................................................................................................8
Liquidating Transaction...........................................................................................8
Liquidator........................................................................................................9
Majority in Interest..............................................................................................9
Mendik Owner......................................................................................................9
Net Income........................................................................................................9
Net Loss..........................................................................................................9
New Securities....................................................................................................9
Non-Class D/E Units...............................................................................................9
Nonrecourse Built-in Gain.........................................................................................9
Nonrecourse Deductions............................................................................................9
Nonrecourse Liability.............................................................................................9
Notice of Redemption..............................................................................................9
Partner...........................................................................................................9
Partner Minimum Gain.............................................................................................10
Partner Nonrecourse Debt.........................................................................................10
Partner Nonrecourse Deductions...................................................................................10
Partnership......................................................................................................10
Partnership Interest.............................................................................................10
Partnership Minimum Gain.........................................................................................10
Partnership Record Date..........................................................................................10
Partnership Unit.................................................................................................10
Partnership Year.................................................................................................10
Percentage Interest..............................................................................................10
Person...........................................................................................................11
Predecessor Entity...............................................................................................11
Preference Units.................................................................................................11

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
Publicly Traded..................................................................................................11
Qualified REIT Subsidiary........................................................................................11
Recapture Income.................................................................................................11
Redeeming Partner................................................................................................11
Redemption Amount................................................................................................11
Redemption Right.................................................................................................11
Regulations......................................................................................................11
REIT.............................................................................................................11
REIT Expenses....................................................................................................11
REIT Requirements................................................................................................12
Replacement Property.............................................................................................12
Residual Gain....................................................................................................12
Residual Loss....................................................................................................12
Restricted Partner...............................................................................................12
Safe Harbors.....................................................................................................12
Securities Act...................................................................................................12
704(c) Value.....................................................................................................12
Share............................................................................................................12
Shares Amount....................................................................................................12
Specified Redemption Date........................................................................................13
Stock Option Plan................................................................................................13
Subsidiary.......................................................................................................13
Substituted Limited Partner......................................................................................13
Successor Entity.................................................................................................13
Successor Partnership............................................................................................13
Tenant...........................................................................................................13
Terminating Capital Transaction..................................................................................13
Termination Transaction..........................................................................................13
Title 8..........................................................................................................13
Transferred Property.............................................................................................13
Two Penn Plaza Associates........................................................................................13
Two Penn Plaza Property..........................................................................................13
Two Penn Plaza Units.............................................................................................13
Unrealized Gain..................................................................................................13
Unrealized Loss..................................................................................................14
Valuation Date...................................................................................................14
Value............................................................................................................14
Vornado Sub......................................................................................................14

                                                    ARTICLE II
                                              ORGANIZATIONAL MATTERS

Section 2.1       Organization...................................................................................14
Section 2.2       Name...........................................................................................15
Section 2.3       Registered Office and Agent; Principal Office..................................................15
Section 2.4       Term...........................................................................................15


                                                    ARTICLE III
                                                      PURPOSE


Section 3.1       Purpose and Business...........................................................................15

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
Section 3.2       Powers.........................................................................................16
Section 3.3       Partnership Only for Purposes Specified........................................................16



                                                    ARTICLE IV
                                        CAPITAL CONTRIBUTIONS AND ISSUANCES
                                             OF PARTNERSHIP INTERESTS


Section 4.1       Capital Contributions of the Partners..........................................................16
Section 4.2       Issuances of Partnership Interests.............................................................17
Section 4.3       No Preemptive Rights...........................................................................20
Section 4.4       Other Contribution Provisions..................................................................20
Section 4.5       No Interest on Capital.........................................................................20



                                                     ARTICLE V
                                                   DISTRIBUTIONS


Section 5.1       Requirement and Characterization of Distributions..............................................20
Section 5.2       Amounts Withheld...............................................................................23
Section 5.3       Distributions Upon Liquidation.................................................................23
Section 5.4       Revisions to Reflect Issuance of Additional Partnership Interests..............................23



                                                    ARTICLE VI
                                                    ALLOCATIONS


Section 6.1       Allocations For Capital Account Purposes.......................................................23
Section 6.2       Revisions to Allocations to Reflect Issuance of Additional Partnership Interests...............25


                                                    ARTICLE VII
                                       MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1       Management.....................................................................................26
Section 7.2       Certificate of Limited Partnership.............................................................29
Section 7.3       Title to Partnership Assets....................................................................29
Section 7.4       Reimbursement of the General Partner...........................................................30
Section 7.5       Outside Activities of the General Partner......................................................31
Section 7.6       Transactions with Affiliates...................................................................33
Section 7.7       Indemnification................................................................................33
Section 7.8       Liability of the General Partner...............................................................35

Section 7.9       Other Matters Concerning the General Partner...................................................34
Section 7.10      Reliance by Third Parties......................................................................36
Section 7.11      Restrictions on General Partner's Authority....................................................36
Section 7.12      Loans by Third Parties.........................................................................44

                                                   ARTICLE VIII
                                    RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1       Limitation of Liability........................................................................44
Section 8.2       Management of Business.........................................................................44
Section 8.3       Outside Activities of Limited Partners.........................................................45

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
Section 8.4       Return of Capital..............................................................................45
Section 8.5       Rights of Limited Partners Relating to the Partnership.........................................45
Section 8.6       Redemption Right...............................................................................46
Section 8.7       Right of Offset................................................................................49

                                                    ARTICLE IX
                                      BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1       Records and Accounting.........................................................................50
Section 9.2       Fiscal Year....................................................................................50
Section 9.3       Reports........................................................................................50

                                                     ARTICLE X
                                                    TAX MATTERS

Section 10.1      Preparation of Tax Returns.....................................................................51
Section 10.2      Tax Elections..................................................................................51
Section 10.3      Tax Matters Partner............................................................................51
Section 10.4      Organizational Expenses........................................................................52
Section 10.5      Withholding....................................................................................52

                                                    ARTICLE XI
                                             TRANSFERS AND WITHDRAWALS

Section 11.1      Transfer.......................................................................................53
Section 11.2      Transfers of Partnership Interests of General Partner..........................................53
Section 11.3      Limited Partners' Rights to Transfer...........................................................54
Section 11.4      Substituted Limited Partners...................................................................55
Section 11.5      Assignees......................................................................................56
Section 11.6      General Provisions.............................................................................56
Section 11.7      Payment of Incremental Tax.....................................................................57

                                                    ARTICLE XII
                                               ADMISSION OF PARTNERS

Section 12.1      Admission of Successor General Partner.........................................................58
Section 12.2      Admission of Additional Limited Partners.......................................................58
Section 12.3      Amendment of Agreement and Certificate of Limited Partnership..................................58

                                                   ARTICLE XIII
                                            DISSOLUTION AND LIQUIDATION

Section 13.1      Dissolution....................................................................................59
Section 13.2      Winding Up.....................................................................................59
Section 13.3      Compliance with Timing Requirements of Regulations.............................................60
Section 13.4      Deemed Distribution and Recontribution.........................................................61
Section 13.5      Rights of Limited Partners.....................................................................61
Section 13.6      Notice of Dissolution..........................................................................61
Section 13.7      Cancellation of Certificate of  Limited Partnership............................................61
Section 13.8      Reasonable Time for Winding Up.................................................................61
Section 13.9      Waiver of Partition............................................................................61

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
Section 13.10     Liability of Liquidator........................................................................62

                                                    ARTICLE XIV
                                   AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1      Amendments.....................................................................................62
Section 14.2      Meetings of the Partners.......................................................................63

                                                    ARTICLE XV
                                                GENERAL PROVISIONS

Section 15.1      Addresses and Notice...........................................................................64
Section 15.2      Titles and Captions............................................................................64
Section 15.3      Pronouns and Plurals...........................................................................64
Section 15.4      Further Action.................................................................................64
Section 15.5      Binding Effect.................................................................................64
Section 15.7      Waiver.........................................................................................65
Section 15.8      Counterparts...................................................................................65
Section 15.9      Applicable Law.................................................................................65
Section 15.10     Invalidity of Provisions.......................................................................65
Section 15.11     Power of Attorney..............................................................................65
Section 15.12     Entire Agreement...............................................................................66
Section 15.13     No Rights as Shareholders......................................................................66



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
                                    EXHIBIT A
                                  PARTNERS AND
                              PARTNERSHIP INTERESTS

                                    EXHIBIT B
                           CAPITAL ACCOUNT MAINTENANCE

                                    EXHIBIT C
                            SPECIAL ALLOCATION RULES

                                    EXHIBIT D
                              NOTICE OF REDEMPTION

                                    EXHIBIT E
                          VALUE OF CONTRIBUTED PROPERTY

                                    EXHIBIT F
                               RESTRICTED PARTNERS


                                    EXHIBIT G
                   DESIGNATION OF THE PREFERENCES, CONVERSION
                 AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS,
            LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS
                          AND CONDITIONS OF REDEMPTION
                                     OF THE
                            SERIES A PREFERRED UNITS

                                    EXHIBIT H
                                 EXCLUDED UNITS

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               VORNADO REALTY L.P.

         THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF Vornado Realty L.P., dated as of April 15, 1997, is entered into by and among Vornado Realty Trust, a Maryland real estate investment trust as the General Partner of and a Limited Partner in the Partnership, FW/Mendik REIT, L.L.C., a Delaware limited liability company, as a Limited Partner in the Partnership, and The Mendik Company, Inc., a Maryland corporation, as a Limited Partner in the Partnership, together with any other Persons who become Partners in the Partnership as provided herein.

         WHEREAS, the Partnership was formed under the name "Mendik Real Estate Group, L.P." on October 2, 1996, and, on October 2, 1996, the Partnership adopted an Agreement of Limited Partnership (the "Prior Agreement");

         WHEREAS, on November 7, 1996, the general partner of the Partnership changed the Partnership's name to "The Mendik Company, L.P." and, in connection therewith, caused a certificate of Amendment to the Certificate of Limited Partnership of the Partnership to be filed in the office of the Delaware Secretary of State on November 8, 1996;

         WHEREAS, FW/Mendik REIT, L.L.C. and The Mendik Company, Inc., the partners of the Partnership under the Prior Agreement, have immediately prior to the Effective Date recapitalized the Partnership;

         WHEREAS, the Partnership proposes to acquire certain property and, in connection therewith, to admit Vornado Realty Trust as an Additional Limited Partner in the Partnership and immediately thereafter to convert the General Partnership Interest held by The Mendik Company, Inc. to a Limited Partnership Interest in the Partnership; and

         WHEREAS, in connection with the foregoing transactions the parties hereto have agreed to amend and restate the Prior Agreement on the terms set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Prior Agreement in its entirety and agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:


                                    ARTICLE I
                                  DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

         "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereto.

         "Adjustment Date" has the meaning set forth in Section 4.2.B hereof.

         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or
(iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Affiliated Transferee" means, with respect to any Limited Partner, a member of such Limited Partner's Immediate Family, a trust formed solely for the benefit of such Limited Partner and/or members of such Limited Partner's Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity all of the interests in which are, and remain, directly or indirectly owned and controlled solely by such Limited Partner and/or members of such Limited Partner's Immediate Family, and if the Limited Partner is an entity and owned Partnership Units on the Effective Date, Persons who, as of the Effective Date, directly or indirectly owned interests in or were beneficiaries of such Limited Partner and continue to own such interests (or be beneficiaries) at the time of the proposed transfers or any Affiliated Transferee of such Persons.

         "Agreed Value" means (i) in the case of any Contributed Property contributed to the Partnership as part of or in connection with the Consolidation, the amount set forth on Exhibit E attached hereto as the Agreed Value of such Property; (ii) in the case of any other Contributed Property, the 704(c) Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and
(iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.

         "Agreement" means this First Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

         "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5 hereof.

         "Bankruptcy" with respect to any Person shall be deemed to have occurred when (a) the Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Person is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Person, (c) the Person executes and delivers a general assignment for the benefit of the Person's creditors, (d) the Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding of the nature described in clause (b) above, (e) the Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Person or for all or any substantial part of the Person's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Person's consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety
(90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

         "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B hereto and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained, with respect to each such Contributed Property or Adjusted Property, strictly in accordance with federal income tax accounting principles.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereto.

         "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section
4.1 or 4.2 hereof.

         "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners' Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereto, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

         "Cash Amount" means an amount of cash equal to the Value on the Valuation Date of the Shares Amount, subject to Section 8.6.A(iv).

         "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the office of the Delaware Secretary of State on October 2, 1996, as amended by a Certificate of Amendment filed in Delaware on November 8, 1996, and as further amended from time to time in accordance with the terms hereof and the Act.

         "Charter Documents" has the meaning set forth in Section 7.11.D hereof.

         "Class A Unit" means any Partnership Unit that is not specifically designated by the General Partner as being of another specified class of Partnership Units.

         "Class B Unit" means a Partnership Unit that is specifically designated by the General Partner as being a Class B Unit.

         "Class C Accumulated Amount" has the meaning set forth in Section 4.2.D(i).

         "Class C Preferential Distribution" has the meaning set forth in
Section 5.1.B.

         "Class C Unit" means any Partnership Unit that is specifically designated by the General Partner as being a Class C Unit.

         "Class D/E Accumulated Amount" has the meaning set forth in Section 4.2.D(ii).

         "Class D/E Preferential Distribution" has the meaning set forth in
Section 5.1.B.

         "Class D Unit" means a Partnership Unit that is specifically designated by the General Partner as being a Class D Unit.

         "Class E Unit" means any Partnership Unit that is specifically designated by the General Partner as being a Class E Unit.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Common Partnership Unit" means any Class A, Class B, Class C, Class D and Class E Unit and any other Partnership Unit that is not a Preference Unit.

         "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

         "Consent of Certain Limited Partners" means Consent of the holders of 75% in the aggregate of the Two Penn Plaza Units, the Eleven Penn Plaza Units, and the 866 U.N. Plaza Units, collectively considered as one group, provided that:

         (A) if:

                  (i) there has been a prior transaction involving the Two Penn Plaza Property, the Eleven Penn Plaza Property, or the 866 U.N. Plaza Property, as the case may be, that has been approved by the holders of the Two Penn Plaza Units, the Eleven Penn Plaza Units, or the 866 U.N. Plaza Units, as the case may be, pursuant to Section 7.11.C(1), 7.11.C(2) or 7.11.C(3), as applicable, and

                  (ii) no holder of Two Penn Plaza Units, Eleven Penn Plaza Units, or 866 U.N. Plaza Units, as applicable with respect to a transaction involving Two Penn Plaza, Eleven Penn Plaza or 866 U.N. Plaza, respectively, would recognize gain for federal income tax purposes with respect to (but only with respect to) such Partnership Units in excess of $1.00 as a result of the sale or other disposition of all such Partnership Units for $1.00 (that is, no Limited Partner has a "negative capital account" with respect to such Partnership Units), then the "Certain Limited Partners" shall not be considered to include the holders of such Partnership Units; and

         (B) if any holder of Two Penn Plaza Units, Eleven Penn Plaza Units or 866 U.N. Plaza Units, as applicable, has received from the Partnership the payment described in Section 7.11.C(7) in respect of such Partnership Units, and the amount of such payment is, at the time that it is made, equal to the full amount that would be payable under
         Section 7.11.C(7) with respect to such Partnership Units if the Two Penn Plaza Property, the Eleven Penn Plaza Property, or the 866 U.N. Plaza Property, as applicable, were to have been sold on such date for its market value, then the "Certain Limited Partners" shall not include such holder.

         "Consent of the Outside Limited Partners" means the Consent of Limited Partners (excluding for this purpose any Limited Partnership Interests held by the General Partner, any Person of which the General Partner owns or controls more than fifty percent (50%) of the voting interests and any Person owning or controlling, directly or indirectly, more than fifty percent (50%) of the outstanding voting interests of the General Partner) holding Percentage Interests regardless of class that are greater than fifty percent (50%) of the aggregate Percentage Interest of all Limited Partners of all classes taken together who are not excluded for the purposes hereof.

         "Consolidation" means the transactions whereby the Partnership will acquire all or substantially all of the interests in the assets currently owned by the General Partner, interests in certain office properties located in midtown Manhattan, and certain property management businesses that provide services to those office properties and to other properties in the New York metropolitan area, in exchange for Partnership Units, all as described in a Master Consolidation Agreement dated as of March 12, 1997 among the General Partner, Vornado Sub, the Partnership and the other entities named therein.

         "Consolidation Transaction" has the meaning set forth in Section 7.11.C(6) hereof.

         "Contributed Property" means each property or other asset contributed to the Partnership, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereto, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereto, but shall be deemed an Adjusted Property for such purposes.

         "Conversion Factor" means 1.0; provided that in the event that the General Partner Entity (i) declares (and the applicable record date has passed or will have passed before a redeeming Partner would receive cash or Common Shares in respect of the Partnership Units being redeemed) or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that in the event that an entity shall cease to be the General Partner Entity (the "Predecessor Entity") and another entity shall become the General Partner Entity (the "Successor Entity"), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one Share of the Predecessor Entity, determined as of the time immediately prior to when the Successor Entity becomes the General Partner Entity, and the denominator of which is the Value of one Share of the Successor Entity, determined as of that same date. (For purposes of the second proviso in the preceding sentence, in the event that any shareholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the General Partner Entity, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value of any securities and other consideration that the holder of one Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares).) Any adjustment to the

Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for the event giving rise thereto; it being intended that (x) adjustments to the Conversion Factor are to be made in order to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

         "Convertible Funding Debt" has the meaning set forth in Section 7.5.F hereof.

         "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

         "Declaration of Trust" means the Declaration of Trust or other similar organizational document governing the General Partner, as amended, supplemented or restated from time to time.

         "Deemed Partnership Interest Value" means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interest of such class multiplied by the applicable Partner's Percentage Interest of such class.

         "Deemed Value of the Partnership Interest" means, as of any date with respect to any class of Partnership Interests, (a) if the common shares of beneficial interest (or other comparable equity interests) of the General Partner are Publicly Traded (i) the total number of shares of beneficial interest (or other comparable equity interest) of the General Partner corresponding to such class of Partnership Interest (as provided for in Section 4.2.B hereof) issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Value of a share of such beneficial interest (or other comparable equity interest) on such date divided by (ii) the Percentage Interest of the General Partner in such class of Partnership Interests on such date, and (b) otherwise, the aggregate Value of such class of Partnership Interests determined as set forth in the fourth and fifth sentences of the definition of Value.

         "Depreciation" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

         "866 U.N. Plaza Associates" means 866 United Nations Plaza Associates LLC, a New York limited liability company.

         "866 U.N. Plaza Property" has the meaning set forth in Section 7.11.C hereof.

         "866 U.N. Plaza Units" has the meaning set forth in Section 7.11.C hereof.

         "Effective Date" means the date of the closing of the Consolidation.

         "Eleven Penn Partnerships" means M/F Associates, a New York limited partnership, M/F Eleven Associates, a New York limited partnership, M/S Associates, a New York limited partnership, and M/S Eleven Associates, a New York limited partnership.

         "Eleven Penn Plaza Property" has the meaning set forth in Section 7.11.C hereof.

         "Eleven Penn Plaza Units" has the meaning set forth in Section 7.11.C hereof.

         "Equity Merger" has the meaning set forth in Section 7.11.D hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchanged Property" has the meaning set forth in Section 7.11.C hereof.

         "Funding Debt" means the incurrence of any Debt by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

         "Funds From Operations" shall mean, with respect to any period, the General Partner's "funds from operations," calculated in a manner consistent with the calculation of such measure as it is used in the General Partner's consolidated financial statements appearing in its most recent public filing on Form 10-K or Form 10-Q (whichever is more recent).

         "FW/Mendik LLC" means FW/Mendik REIT, L.L.C., a Delaware limited liability company.

         "General Partner" means Vornado Realty Trust, a Maryland real estate investment trust, or its successors as general partner of the Partnership.

         "General Partner Entity" means the General Partner; provided, however, that if (i) the common shares of beneficial interest (or other comparable equity interests) of the General Partner are at any time not Publicly Traded and (ii) the shares of common stock (or other comparable equity interests) of an entity that owns, directly or indirectly, fifty percent (50%) or more of the common shares of beneficial interest (or other comparable equity interests) of the General Partner are Publicly Traded, the term "General Partner Entity" shall refer to such entity whose shares of common stock (or other comparable equity securities) are Publicly Traded. If both requirements set forth in clauses (i) and (ii) above are not satisfied, then the term "General Partner Entity" shall mean the General Partner.

         "General Partner Payment" has the meaning set forth in Section 15.14 hereof.

         "General Partnership Interest" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partnership Interest may be expressed as a number of Partnership Units.

         "Immediate Family" means, with respect to any natural Person, such natural Person's spouse, parents, descendants, nephews, nieces, brothers and sisters.

         "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership, (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership, (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the Bankruptcy of such Partner.

         "Indemnitee" means (i) any Person made a party to a proceeding or threatened with being made a party to a proceeding by reason of its status as
(A) the General Partner, (B) a Limited Partner or (C) an officer of the Partnership (or any Subsidiary or other entity in which the Partnership owns an equity interest) or a trustee/director, officer or shareholder of the General Partner or the General Partner Entity (or any Subsidiary or other entity in which the General Partner owns an equity interest (so long as the General Partner's ownership of an interest in such entity is not prohibited by Section 7.5.A) or for which the General Partner, acting on behalf of the Partnership, requests the trustee/director, officer or shareholder to serve as a director, officer, trustee or agent, including serving as a trustee of an employee benefit plan) and (ii) such other Persons (including Affiliates of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

         "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

         "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended and restated from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

         "Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

         "Liquidating Event" has the meaning set forth in Section 13.1 hereof.

         "Liquidating Transaction" has the meaning set forth in Section 7.11.C hereof.

         "Liquidator" has the meaning set forth in Section 13.2.A hereof.

         "Majority in Interest" means Partners (excluding the General Partner) who hold more than fifty percent (50%) of the outstanding Percentage Interests not held by the General Partner.

         "Mendik Owner" means, with respect to Bernard H. Mendik or David R. Greenbaum, as applicable, any member of his Immediate Family and any trust formed solely for the benefit of him and/or members of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity all of the interests in which are, and remain, owned and controlled solely by him and/or members of his Immediate Family.

         "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B hereto. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C hereto, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

         "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C hereto, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

         "New Securities" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of beneficial interest (or other comparable equity interest) of the General Partner, excluding grants under any Stock Option Plan, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

         "Non-Class D/E Units" has the meaning set forth in Section 5.1(B)(vii).

         "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C hereto if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

         "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

         "Notice of Redemption" means a Notice of Redemption substantially in the form of Exhibit D attached hereto.

         "Partner" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

         "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

         "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

         "Partnership" means the limited partnership formed under the Act and continued upon the terms and conditions set forth in this Agreement, and any successor thereto.

         "Partnership Interest" means a Limited Partnership Interest or the General Partnership Interest, as the context requires, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

         "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

         "Partnership Record Date" means the record date established by the General Partner either (i) for the making of any distribution pursuant to
Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner Entity for a distribution to its shareholders of some or all of its portion of such distribution received by the General Partner if the shares of common stock (or comparable equity interests) of the General Partner Entity are Publicly Traded, or (ii) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section
14.2 hereof.

         "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, and includes Class A Units, Class B Units, Class C Units, Class D Units, Class E Units and any other classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A hereto, as such Exhibit may be amended and restated from time to time. The ownership of Partnership Units may be evidenced by a certificate in a form approved by the General Partner.

         "Partnership Year" means the fiscal year of the Partnership.

         "Percentage Interest" means, as to a Partner holding a Partnership Interest of any class issued hereunder, its interest in such class, determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A attached hereto, as such exhibit may be amended and restated from time to time, multiplied by the aggregate Percentage Interest allocable to such class of Partnership Interests. For such time or times as the Partnership shall at any time have outstanding more than one class of Partnership Interests, the Percentage Interest attributable to each class of Partnership Interests shall be determined as set forth in Section 4.2.B hereof.

         "Person" means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or any representative capacity.

         "Predecessor Entity" has the meaning set forth in the definition of "Conversion Factor" herein.

         "Preference Units" has the meaning set forth in Section 4.2.E.

         "Publicly Traded" means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

         "Qualified REIT Subsidiary" means any Subsidiary of the General Partner that is a "qualified REIT subsidiary" within the meaning Section 856(i) of the Code. Except as otherwise specifically provided herein, a Qualified REIT Subsidiary of the General Partner that holds as its only assets direct and/or indirect interests in the Partnership will not be treated as an entity separate from the General Partner.

         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Redeeming Partner" has the meaning set forth in Section 8.6.A hereof.

         "Redemption Amount" means either the Cash Amount or the Shares Amount, as determined by the General Partner in its sole and absolute discretion; provided that in the event that the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount; provided further, the foregoing is subject to
Section 8.6.A(iv). A Redeeming Partner shall have no right, without the General Partner's consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.

         "Redemption Right" has the meaning set forth in Section 8.6.A hereof.

         "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REIT" means a real estate investment trust under Section 856 of the Code.

         "REIT Expenses" shall mean (i) costs and expenses relating to the continuity of existence of the General Partner and any Person in which the General Partner owns an equity interest, to the extent not prohibited by Section 7.5.A (and excluding expenses relating to any Person in which the General Partner acquired an interest with the Consent of the Outside Limited Partners, unless the Consent of the Outside Limited Partners has been obtained to include such expenses within the definition of "REIT Expenses"), other than the Partnership (which Persons shall, for purposes of this definition, be included within the definition of "General Partner"), including taxes, fees and assessments associated therewith (other than federal, state or local income taxes imposed upon the General Partner as a result of the General Partner's failure to distribute to its shareholders an amount equal to its taxable income), any and all costs, expenses or fees payable to any trustee or director of the General Partner or such Persons, (ii) costs and expenses relating to any offer or registration of securities by the General Partner (the proceeds of which will be contributed or advanced to the Partnership) and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (iv) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Securities and Exchange Commission, and
(v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business; provided, however, that any of the foregoing expenses that are determined by the General Partner to be expenses relating to the ownership and operation of, or for the benefit of, the Partnership shall be treated, subject to Section 7.4.E hereof, as reimbursable expenses under Section 7.4.B hereof rather than as "REIT Expenses".

         "REIT Requirements" has the meaning set forth in Section 5.1.A hereof.

         "Replacement Property" has the meaning set forth in Section 7.11.C hereof.

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C hereto to eliminate Book-Tax Disparities.

         "Restricted Partner" means any of FW/Mendik LLC, Bernard H. Mendik, David R. Greenbaum, any Mendik Owner and any other Person identified on Exhibit F hereto.

         "Safe Harbors" has the meaning set forth in Section 11.6.F hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "704(c) Value" of any Contributed Property means the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to Exhibit B hereto, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to their fair market values. The 704(c) Values of the Contributed Properties contributed to the Partnership as part of or in connection with the Consolidation are set forth on Exhibit E attached hereto.

         "Share" means a share of beneficial interest (or other comparable equity interest) of the General Partner Entity. Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust (or, if the General Partner is not the General Partner Entity, the organizational documents of the General Partner Entity). In the event that there is more than one class or series of Shares, the term "Shares" shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made. When used with reference to Class A Units, Class C Units, Class D Units or Class E Units, the term "Shares" refers to common shares of beneficial interest (or other comparable equity interest) of the General Partner Entity.

         "Shares Amount" means a number of Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner times the Conversion Factor; provided, that in the event the General Partner Entity issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the "rights"), then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive; and provided, further, that the Shares Amount shall be adjusted pursuant to Section 7.5 hereof in the event that the General Partner acquires material assets other than on behalf of the Partnership.

         "Specified Redemption Date" means the tenth Business Day after receipt by the General Partner of a Notice of Redemption; provided, that if the Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth Business Day after receipt by the General Partner of a Notice of Redemption.

         "Stock Option Plan" means any share or stock incentive plan or similar compensation arrangement (including, without limitation, any arrangement whereby the Partnership or the General Partner delivers Units or shares of capital stock of the General Partner into a "rabbi trust") of the General Partner, the Partnership or any Affiliate of the Partnership or the General Partner, as the context may require.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

         "Successor Entity" has the meaning set forth in the definition of "Conversion Factor" herein.

         "Successor Partnership" has the meaning set forth in Section 7.11.C hereof.

         "Tenant" means any tenant from which the General Partner derives rent, either directly or indirectly through limited liability companies or partnerships, including the Partnership, or through any Qualified REIT Subsidiary.

         "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership for cash or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership for cash.

         "Termination Transaction" has the meaning set forth in Section 11.2.B hereof.

         "Title 8" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

         "Transferred Property" has the meaning set forth in Section 7.11.C. hereof.

         "Two Penn Plaza Associates" means Two Penn Plaza Associates, L.P., a New York limited partnership.

         "Two Penn Plaza Property" has the meaning set forth in Section 7.11.C hereof.

         "Two Penn Plaza Units" has the meaning set forth in Section 7.11.C hereof.

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereto) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereto) as of such date.

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereto) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereto) as of such date.

         "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

         "Value" means, with respect to any outstanding Shares of the General Partner Entity that are Publicly Traded, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which value must be determined or, if such day is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. In the event that the outstanding Shares of the General Partner Entity are Publicly Traded and the Shares Amount includes rights that a holder of Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event that the Shares of the General Partner Entity are not Publicly Traded, the Value of the Shares Amount per Partnership Unit offered for redemption (which will be the Cash Amount per Partnership Unit offered for redemption payable pursuant to Section 8.6.A hereof) means the amount that a holder of one Partnership Unit would receive if each of the assets of the Partnership were to be sold for its fair market value on the Specified Redemption Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such Value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each partnership, limited liability company, joint venture or other entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms' length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership's minority interest in any property or any illiquidity of the Partnership's interest in any property). In connection with determining the Deemed

Value of the Partnership Interest for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of beneficial interest (or other comparable equity interest) of the General Partner, the Value of such shares shall be the public offering price per share of such class of beneficial interest (or other comparable equity interest) sold.

         "Vornado Sub" means Vornado/Saddle Brook L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of the General Partner.


                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

Section 2.1 Organization

         The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Agreement. The Partners hereby continue the Partnership and amend and restate the Prior Agreement in its entirety. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name

         The name of the Partnership is Vornado Realty L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3 Registered Office and Agent; Principal Office

         The address of the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Trust Company. The principal office of the Partnership shall be Vornado Realty L.P., Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4 Term

         The term of the Partnership commenced on October 2, 1996, the date on which the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue until December 31, 2095 (as such date may be extended by the General Partner in its sole discretion), unless it is dissolved sooner pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

                                   ARTICLE III
                                     PURPOSE

Section 3.1 Purpose and Business

         The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner Entity (or the General Partner, as applicable) at all times to be classified as a REIT and avoid the imposition of federal income and excise taxes on the General Partner Entity (or the General Partner, as applicable), unless the General Partner Entity (or the General Partner, as applicable) ceases to qualify, or is not qualified, as a REIT for any reason or reasons; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, the Limited Partners acknowledge that the status of the General Partner Entity (or the General Partner, as applicable) as a REIT and the avoidance of federal income and excise taxes on the General Partner Entity (or the General Partner, as applicable) inures to the benefit of all the Partners and not solely the General Partner or its Affiliates. Notwithstanding the foregoing, the Limited Partners acknowledge and agree that the General Partner Entity (or the General Partner, as applicable) may terminate its status as a REIT under the Code at any time to the full extent permitted under the Declaration of Trust.

Section 3.2 Powers

         The Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner Entity (or the General Partner, as applicable) to continue to qualify as a REIT, (ii) could subject the General Partner Entity (or the General Partner, as applicable) to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner Entity (or the General Partner, if different) or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

Section 3.3 Partnership Only for Purposes Specified

         The Partnership shall be a partnership only for the purposes specified in Section 3.1 above, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in
Section 3.1 above.

                                   ARTICLE IV
                       CAPITAL CONTRIBUTIONS AND ISSUANCES
                            OF PARTNERSHIP INTERESTS

Section 4.1 Capital Contributions of the Partners

         A. Capital Contributions to the Partnership on the Effective Date. The Mendik Company, Inc. and FW/Mendik LLC previously made Capital Contributions to the Partnership. Immediately prior to the Effective Date, the Partnership was recapitalized and FW/Mendik LLC was issued Class D Units as the sole
Limited Partner of the Partnership and The Mendik Company, Inc. was issued
Class D Units as the then general partner of the Partnership, which Units will be subject to Section 4.2.D(iii). On the Effective Date and concurrently with the execution of this Agreement: (i) the General Partner and certain other Persons are making additional Capital Contributions to the Partnership in connection with the Consolidation; (ii) the General Partner is being admitted to the Partnership as a general partner; and immediately thereafter the General Partnership Interest held by The Mendik Company, Inc. is being converted to a Limited Partnership Interest. Thereafter, the General Partner will complete Exhibit A hereto to reflect the Capital Contributions made by each Partner, the number of Partnership Units (by class) held by each Partner and the Percentage Interest in the Partnership represented by such Partnership Units. The Capital Accounts of the Partners and the Carrying Values of the Partnership's Assets shall be determined as of the Effective Date pursuant to Section I.D of Exhibit B hereto to reflect the Capital Contributions made prior to and on the Effective Date.

         B. General Partnership Interest. A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units shall be deemed to be the General Partner Partnership Units and shall be the General Partnership Interest. All other Partnership Units held by the General Partner shall be Limited Partnership Interests and shall be held by the General Partner in its capacity as a Limited Partner in the Partnership.

         C. Capital Contributions By Merger. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A hereto.

         D. No Obligation to Make Additional Capital Contributions. Except as provided in Sections 7.5 and 10.5 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). No Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

Section 4.2 Issuances of Partnership Interests

         A. General. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) Partnership Units or other Partnership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined, subject to applicable Delaware law, by the General Partner in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that, no such Partnership Units or other Partnership Interests shall be issued (x) to the General Partner unless either (a) the Partnership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the General Partner having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the additional Partnership Interests issued to the General Partner in accordance with this
Section 4.2.A, or (b) the Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class or (c) the Partnership Interests are issued in connection with a Termination Transaction or a transaction in which another person is merged, combined or consolidated with or into the General Partner and in exchange for the transfer or contribution of all or substantially all of the assets of such other person by the General Partner to the Partnership, or (y) to any Person in violation of Section 4.2.E. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2.A, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, Section
6.2 and Section 8.6 hereof) as it deems necessary to reflect the issuance of such additional Partnership Interests.

         B. Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for Partnership Units, the Percentage Interest related thereto shall be equal to a fraction, the numerator of which is equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, contributed with respect to such additional Partnership Units and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests for all outstanding classes (computed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (such contribution date being referred to as an "Adjustment Date")) plus (ii) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Partnership Units. The Percentage Interest of each other Partner holding Partnership Interests not making a full pro rata Capital Contribution shall be adjusted to a fraction the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Limited Partner (computed as of the Business Day immediately preceding the Adjustment Date) plus (ii) the amount of additional Capital Contributions (such amount being equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, so contributed), if any, made by such Partner to the Partnership in respect of such Partnership Interest as of such Adjustment Date and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of all outstanding classes (computed as of the Business Day immediately preceding such Adjustment Date) plus (ii) the aggregate amount of the additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Partnership Interests. For purposes of calculating a Partner's Percentage Interest pursuant to this Section 4.2.B, cash Capital Contributions by the General Partner will be deemed to equal the cash contributed by the General Partner plus (a) in the case of cash contributions funded by an offering of any equity interests in or other securities of the General Partner, the offering costs attributable to the cash contributed to the Partnership, and (b) in the case of Partnership Units issued pursuant to Section 7.5.E hereof, an amount equal to the difference between the Value of the Shares sold pursuant to any Stock Option Plan and the net proceeds of such sale.

         C. Classes of Partnership Units. From and after the Effective Date, subject to Section 4.2.A above, the Partnership shall have five classes of Common Partnership Units entitled "Class A Units", "Class B Units", "Class C Units", "Class D Units" and "Class E Units" and one class of Preference Units entitled "Series A Preferred Units" which shall be issued to the Partners in connection with the Consolidation as set forth below:

                  (i) the General Partner will receive Class A Units in respect of its General Partnership Interest and will receive Class A Units and Series A Preferred Units in respect of its Limited Partnership Interest;

                  (ii) initially, no Class B Units will be issued to any Partner;

                  (iii) as specified on Exhibit A, certain Persons will receive Class C Units, certain Persons will receive Class D Units and certain Persons will receive Class E Units in respect of their Limited Partnership Interests.

The General Partner may, in its sole and absolute discretion but subject to
Section 4.2.E, issue to newly admitted Partners Class A Units, Class B Units, Class C Units, Class D Units, Class E Units or Partnership Units of any other class established by the Partnership in accordance with Section 4.2.A (subject to Section 4.2.E below) in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or any other assets or consideration; provided that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Class A Unit unless the context clearly requires otherwise.

         D. Conversion of Class C Units, Class D Units and Class E Units.

                  (i) At such time as all holders of Class A Units have received quarterly distributions in accordance with Article V equal to $.845 per Partnership Unit for each of four consecutive quarters (without including for these purposes distributions, if any, made to holders of Class A Units pursuant to Subsections 4.2.D(i) and 4.2.D(ii)), the Class C Units will be converted automatically into Class A Units and thereafter will have the same distribution rights as all other Class A Units. The foregoing conversion will be deemed to have occurred as of the first day of the quarter immediately succeeding the fourth consecutive quarter with respect to which the distributions described in the preceding sentence are made.

         At any time prior to the first distribution made in respect of Partnership Units that were converted from Class C Units to Class A Units pursuant to this Subsection 4.2.D(i), the General Partner may, in its sole discretion but subject to Section 5.2.B, elect to make a one-time distribution of the Class C Accumulated Amount, calculated as of the date of such distribution, pro rata among those Persons who hold Class A Units; provided, however, that the foregoing distribution right shall only be available if during each of the preceding four (4) consecutive fiscal quarters the Partnership has earned Funds From Operations sufficient to enable the Partnership to distribute to holders of Class A Units on a per Partnership Unit basis (assuming a 100% payout of Funds From Operations) at least $0.845 per Partnership Unit (which payment must be made in a quarter prior to the quarter in which Class C Units are converted to Class A Units pursuant to the preceding paragraph). For purposes hereof, the "Class C Accumulated Amount" means, as of any date the lesser of (A) $1,500,000.00 and (B)(x)the sum of all amounts previously distributed to holders of Class C Units pursuant to Subsections 5.1.B(iv) and 5.1.B(v) during the most recently completed twelve (12) consecutive fiscal quarters less (y) the sum of all amounts previously distributed to holders of Class A Units (excluding Class A Units that were converted from Class C Units prior to such distribution) during such period pursuant to Subsection 5.1.B(vi) but not Subsection 5.1.B(vii); provided that the Class C Accumulated Amount shall not exceed the Partnership's aggregate Funds From Operations for such twelve quarter period less (without duplication) the distributions pursuant to Subsections 5.1(B)(i) through (vi).

                  (ii) At such time as all holders of Class A Units have received quarterly distributions in accordance with Article V in an amount at least equal to $1.0075 per Partnership Unit for each of four consecutive quarters (without including for these purposes distributions, if any, made to holders of Class A Units pursuant to Subsections 4.2.D(i) and 4.2.D(ii)), the Class D Units and the Class E Units, if any, will be converted automatically into Class A Units and thereafter will have the same distribution rights as all other Class A Units. The foregoing conversion will be deemed to have occurred as of the first day of the quarter immediately succeeding the fourth consecutive quarter with respect to which the distributions described in the preceding sentence are made.

         At any time prior to the first distribution made in respect of Partnership Units that were converted from Class D Units or Class E Units to Class A Units pursuant to this Subsection 5.1.D(ii), the General Partner may, in its sole discretion but subject to Section 5.2.B, elect to make a one time distribution of the Class D/E Accumulated Amount, calculated as of the date of such distribution, pro rata among those Persons who hold Class A Units; provided, however, that the foregoing distribution right shall only be available if during each of the preceding four (4) consecutive fiscal quarters the Partnership has earned Funds From Operations sufficient to enable the Partnership to distribute to holders of Class A Units on a per Partnership Unit basis (assuming a 100% payout of Funds From Operations) at least $1.0075 per Partnership Unit. For purposes hereof, the "Class D/E Accumulated Amount" means, as of any date the lesser of (A) $1,500,000 less any amount distributed pursuant to Subsection 4.2.D(i) above and (B)

(x) the sum of all amounts previously distributed to holders of Class D Units and Class E Units pursuant to Subsections 5.1.B(ii) and (iii) during the most recently completed twelve (12) consecutive fiscal quarters less (y) the sum of all amounts previously distributed to holders of Class A Units (excluding Class A Units that were converted from Class D Units or Class E Units prior to or during such period, if any) during such period pursuant to Subsections 5.1.B(vi) and (vii) during such period and less the Class C Accumulated Amount distributed previously or contemporaneously therewith, provided that the maximum amount of the Class D/E Accumulated Amount shall not exceed the Partnership's Funds From Operations less (without duplication) distributions pursuant to Subsections 5.1.B(i) through (vii).

                  (iii) Immediately after the time on the Effective Date at which this Agreement becomes effective, every Class D Unit held by any of Mendik/FW, Christopher G. Bonk, Michael M. Downey, James D. Kuhn, John J. Silberstein, David L. Sims, Kevin R. Wang, Mr. Mendik, Mr. Greenbaum or any Mendik Owner with respect to either of Mr. Mendik or Mr. Greenbaum shall automatically, and without any further payment or action of any kind by any Person, be converted into Class C Units and thereafter shall have all of the same distribution rights as any other Class C Unit, and the General Partner shall reflect said conversion on Exhibit A.

         E. Limitation on the Issuance of Partnership Units. The General Partner may not, without the Consent of the Outside Limited Partners (taking into account, for these purposes, only those Limited Partnership Interests being issued concurrently herewith as part of the Consolidation), cause the Partnership to issue any Limited Partnership Interests of any class ranking senior (as to distributions or redemption or voting rights) to the Class C Units, the Class D Units or the Class E Units (any such senior Partnership Units, "Preference Units") unless the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the General Partner and the proceeds or other consideration from the issuance of such securities have been contributed to the Partnership. The foregoing limitation will expire with respect to the Partnership Units of any such class at such time as the Partnership Units of that class issued in connection with the Consolidation are no longer outstanding, whether as a result of redemption, conversion to another class or otherwise.

         F. Issuance of Series A Preferred Units. In consideration of the contribution to the Partnership on the Effective Date of the entire net proceeds received by the General Partner from the issuance of the Series A Preferred Shares, the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance, which is $287,500,000, and the Partnership shall be deemed simultaneously to have distributed to the General Partner, as REIT Expenses, the amount of the underwriters' discount and other costs incurred by the General Partner in connection with such issuance. On the Effective Date, in consideration of the contribution to the Partnership made by the General Partner pursuant to this
Section 4.2.F, the Partnership will issue to the General Partner, in respect of its Limited Partnership Interest and in addition to the Class A Units issued to the General Partner pursuant to this Section 4.2, 5,750,000 of a series of Preference Units designated as the "Series A Preferred Units" (as defined in Exhibit G hereto). The terms of the Series A Preferred Units are set forth in Exhibit G attached hereto.

Section 4.3 No Preemptive Rights

         Except to the extent expressly granted by the General Partner (on behalf of the Partnership) pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

Section 4.4 Other Contribution Provisions

         In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected

Partner as if the Partnership had compensated such Partner in cash for the fair market value of such services, and the Partner had contributed such cash to the capital of the Partnership.

Section 4.5 No Interest on Capital

         No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.


                                    ARTICLE V
                                  DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions

         A. General. Subject to Section 5.1.C, the General Partner shall have the exclusive right and authority to declare and cause the Partnership to make distributions as and when the General Partner deems appropriate or desirable in its sole discretion. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution for such quarter or shorter period with respect to a Share for which such Partnership Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. For so long as the General Partner elects to qualify as a REIT, the General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner Entity or the General Partner (as applicable) as a REIT, to make distributions to the Partners in amounts such that the General Partner will receive amounts sufficient to enable the General Partner Entity or the General Partner (as applicable) to pay shareholder dividends that will (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the "REIT Requirements") and (2) avoid any federal income or excise tax liability for the General Partner Entity or the General Partner (as applicable).

         B. Method. When, as and if declared by the General Partner, the Partnership will make distributions to the General Partner in any amount necessary to enable the General Partner to pay REIT Expenses, and thereafter:

                  (i) first, to holders of Series A Preferred Units and any other Preference Units in an amount equal to preferential distributions accumulated and unpaid on such Preference Units in accordance with their respective terms;

                  (ii) second, to holders of Class D Units and Class E Units (pro rata based on the ratio of the total number of Class D Units or Class E Units, as applicable, to the aggregate number of Class D Units and Class E Units taken together on the Partnership Record Date) in an amount equal to any accumulated and unpaid Class D/E Preferential Distributions;

                  (iii) third, to holders of Class D Units and Class E Units (pro rata based on the ratio of the total number of Class D Units or Class E Units, as applicable, to the aggregate number of Class D Units and Class E Units taken together on the Partnership Record Date) until such holders have received with respect to the quarter for which such distribution is made an amount per Class D Unit and Class E Unit, respectively, determined based on a distribution rate of $1.0075 per quarter (the "Class D/E Preferential Distribution") pro rated to take into account the actual number of days in such period and the number of days in the period that such Class D Units or

         Class E Units, as applicable, were outstanding; provided, however, that if the General Partner does not distribute sufficient cash to pay the Class D/E Preferential Distribution, then the Class D/E Preferential Distribution will cumulate, without interest, and be payable by the Partnership in the future pursuant to clause (ii) above;

                  (iv) fourth, to holders of Class C Units in an amount equal to any accumulated and unpaid Class C Preferential Distributions;

                  (v) fifth, to holders of Class C Units until such holders have received with respect to the quarter for which such distribution is made an amount per Class C Unit to be determined based on a distribution rate of $.845 per quarter (the "Class C Preferential Distribution") pro rated to take into account the actual number of days in such period and the number of days in the period that such Class C Units were outstanding; provided, however, that if the General Partner does not distribute sufficient cash to pay the Class C Preferential Distribution, then the Class C Preferential Distribution will cumulate, without interest, and be payable by the Partnership in the future pursuant to clause (iv) above;

                  (vi) sixth, to the holders of Units other than Class C Units, Class D Units and Class E Units (the "Other Units") until the holders of such Other Units have received with respect to the quarter for which such distribution is made an amount per Partnership Unit equal to the amount that would have been payable to such holders under clause (v) above if the Partnership Units held by them had been Class C Units; provided that with respect to the distribution, if any, for the first quarter or portion thereof ending following the Effective Date, if the Partnership elects to distribute sufficient cash the General Partner shall be entitled to receive a distribution at the foregoing rate for the entire fiscal quarter to which such period relates notwithstanding that the General Partner did not hold Class A Units for the entire quarter;

                  (vii) seventh, to the holders of Partnership Units other than Class D Units and Class E Units (the "Non-Class D/E Units") until the holders of such Non-Class D/E Units have received with respect to the quarter for which such distribution is made a total amount per Partnership Unit (taking into account distributions made to such holders of Non-Class D/E Units with respect to such quarter under clause (v) or clause (vi) above as applicable) equal to the amount paid per Class D Unit at such time pursuant to clause (iii) above; provided that with respect to the distribution for the first quarter or portion thereof ending following the Effective Date, if the Partnership elects to distribute sufficient cash the General Partner shall be entitled to receive a distribution at the foregoing rate for the entire fiscal quarter to which such period relates notwithstanding that the General Partner did not hold Class A Units for the entire quarter;

                  (viii) eighth, to holders of Class A Units as described in Subsection 4.2.D(i);

                  (ix) ninth, to holders of Class A Units as described in Subsection 4.2.D(ii);

                  (x) tenth, to all holders of Partnership Units (of all classes), pro rata in proportion to their respective Percentage Interest, in an amount sufficient to permit to the General Partner to satisfy the REIT Requirements and to avoid any federal income or excise tax liability for the General Partner Entity (or the General Partner, as applicable);

                  (xi) eleventh, to the extent of remaining distribution amount, to holders of Partnership Units in proportion to their respective Percentage Interests.

Each holder of Partnership Interests that are entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record
Date). Notwithstanding anything to the contrary contained herein, in no event shall any partner receive a distribution with respect to any Common Partnership Unit with respect to any quarter until such time as the Partnership has distributed to the holders of the Preference Units all distributions payable with respect to such Preference Units through the last day of such quarter, in accordance with the instruments designating such Preference Units.

         C. Minimum Distributions if General Partner Not a REIT or Not Publicly Traded. In addition, if the General Partner Entity is not a REIT or the common shares of beneficial interest (or other comparable equity interests) of the General Partner Entity are not Publicly Traded, the General Partner shall use commercially reasonable efforts (including, if appropriate, incurring indebtedness), as determined by the General Partner in its sole discretion exercised in good faith, to make cash distributions pursuant to Section 5.1.B above at least annually for each taxable year of the Partnership beginning prior to the twentieth (20th) anniversary of the Effective Date in an aggregate amount with respect to each such taxable year at least equal to 95% of the Partnership's taxable income for such year other than gain subject to Section 704(c) of the Code allocable to the Class A Units, with such distributions to be made not later than 60 days after the end of such year; provided, the foregoing shall not create any obligation on the part of the General Partner to contribute or loan funds to the Partnership or dispose of assets. Notwithstanding Section 14.1.D.(iv), this Section 5.1.C may be amended with the Consent of Certain Limited Partners.

Section 5.2 Amounts Withheld

         All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 above for all purposes under this Agreement.

Section 5.3 Distributions Upon Liquidation

         Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2 hereof.

Section 5.4 Revisions to Reflect Issuance of Additional Partnership Interests

         In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to
Article IV hereof, the General Partner shall make such revisions to this Article V as it deems necessary to reflect the issuance of such additional Partnership Interests.


                                   ARTICLE VI
                                   ALLOCATIONS

Section 6.1 Allocations For Capital Account Purposes

         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereto) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

         A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto and Section 6.1.E below, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of
Section 6.1.B below exceed Net

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
Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1.A,; (ii) second, to holders of Preference Units until their aggregate allocations of Net Income under this clause (ii) equal the sum of (x) the aggregate Net Losses allocated to them under clause (x) of Section 6.1.B and
(y) all distributions made pursuant to clause (i) of Section 5.1.B (provided that the allocation provided for in this clause (ii) shall not apply to the extent that distributions made pursuant to clause (i) of Section 5.1.B are treated as or determined to be guaranteed payments under Section 707(c) of the
Code); (iii) third, to holders of Class D Units and Class E Units until their aggregate allocations of Net Income under this clause (iii) equal the sum of (x) the aggregate Net Losses allocated to them under clause (ix) of Section 6.1.B and (y) all distributions made pursuant to clause (ii) of Section 5.1.B; (iv) fourth, to holders of Class D Units and Class E Units until their aggregate allocations of Net Income under this clause (iv) equal the sum of (x) the aggregate Net Losses allocated to them under clause (viii) of Section 6.1.B and
(y) all distributions made pursuant to clause (iii) of Section 5.1.B with respect to which there was not a corresponding distribution to holders of Units other than Class D Units and Class E Units pursuant to clauses (vi) or (vii) of
Section 5.1.B; (v) fifth, to holders of Class C Units until their aggregate allocations of Net Income under this clause (v) equal the sum of (x) the aggregate Net Losses allocated to them under clause (vii) of Section 6.1.B and
(y) all distributions made pursuant to clause (iv) of Section 5.1.B; (vi) sixth, to holders of Class C Units until their aggregate allocations of Net Income under this clause (vi) equal the sum of (x) the aggregate Net Losses allocated to them under clause (vi) of Section 6.1.B and (y) all distributions made pursuant to clause (v) of Section 5.1.B with respect to which there was not a corresponding distribution to holders of Units other than Class C, D or E Units pursuant to clause (vi) of Section 5.1.B; (vii) seventh, to all holders of Units (other than Preference Units)until the aggregate allocations of Net Income under this clause (vii) equal the sum of (x) aggregate Net Losses allocated under clause (v) of Section 6.1.B, (y) all distributions made pursuant to clauses (vi) or (vii) of Section 5.1.B, and (z) all distributions made pursuant to clauses
(iii) or (v) of Section 5.1.B that were not taken into account in clauses (iv) or (vi) of this Section 6.1.A as a result of distributions pursuant to clauses
(vi) and (vii) of Section 5.1.B; (viii) eighth, to holders of Class A Units until their aggregate allocations of Net Income under this clause (viii) equal the sum of (x) the aggregate Net Losses allocated to them under clause (iv) of
Section 6.1.B and (y) all distributions made pursuant to clause (viii) of
Section 5.1.B, with such Net Income to be allocated only to those holders of Class A Units who received distributions under said clause (viii); (ix) ninth, to holders of Class A Units until their aggregate allocations of Net Income under this clause (ix) equal the sum of (x) the aggregate Net Losses allocated to them under clause (iii) of Section 6.1.B and (y) all distributions made pursuant to clause (ix) of Section 5.1.B, with such Net Income to be allocated only to those holders of Class A Units who received distributions under said clause (ix) of Section 5.1.B; (x) tenth, to all holders of Units (other than Preference Units)pro rata in accordance with their Percentage Interests until the aggregate allocations of Net Income under this clause (x) equal the sum of
(x) aggregate Net Losses allocated under clause (ii) of Section 6.1.B and (y) all distributions made pursuant to clause (xi) of Section 5.1.B.; and (xi) eleventh, to all holders of Units (other than Preference Units) in proportion to their respective Percentage Interests.

         B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto and Section 6.1.E below, Net Losses shall be allocated (i) first, to all holders of Units (other than Preference Units) in proportion to their respective Percentage Interests until the aggregate allocations of Net Losses pursuant to this clause (i) equal the aggregate amount of allocations of Net Income pursuant to clause (xi) of Section 6.1.A; (ii) second, to all holders of Units (other than Preference Units)pro rata in accordance with their Percentage Interests until the aggregate allocations of Net Losses under this clause (ii) equal the aggregate amount of Net Income allocated pursuant to clause (x) of Section 6.1.A; (iii) third, to holders of Class A Units until the aggregate allocations of Net Losses pursuant to this clause (iii) equal the aggregate amount of allocations of Net Income pursuant to clause (ix) of Section 6.1.A.; (iv) fourth to holders of Class A Units until the aggregate allocations of Net Losses pursuant to this clause (iii) equal the aggregate amount of allocations of Net Income pursuant to clause (viii) of
Section 6.1.A.; (v) fifth, to all holders of Units (other than Preference Units) until the aggregate allocation of Net Losses pursuant to this clause (v) equal the aggregate amount of Net Income allocated pursuant to clause (vii) of Section 6.1.A; (vi) sixth, to holders of Class C Units until the aggregate allocations of Net Losses under this clause (vi) equal the aggregate amount of Net Income allocated pursuant to clause (vi) of Section 6.1.A; (vii) seventh, to holders of Class C Units until the aggregate allocations of Net Losses under this clause
(vii) equal the aggregate amount of Net Income allocated pursuant to clause (v) of Section 6.1.A; (viii) eighth, to holders of Class D Units and Class E Units until the aggregate allocations of Net

Losses under this clause (viii) equal the aggregate amount of Net Income allocated pursuant to clause (iv) of Section 6.1.A; (ix) ninth, to holders of Class D Units and Class E Units until the aggregate allocations of Net Losses under this clause (ix) equal the aggregate amount of Net Income allocated pursuant to clause (iii) of Section 6.1.A; (x) tenth, to holders of the Preference Units until their aggregate allocations of Net Losses pursuant to this clause (x) equal the aggregate amount of allocations of Net Income pursuant to clause (ii) of Section 6.1.A (provided that the allocation provided for in this clause (x) shall not apply to the extent that distributions made pursuant to clause (i) of Section 5.1.B are treated as or determined to be guaranteed payments for purposes of Section 707(c) of the Code); and (xi) thereafter, to holders of all Units (other than Preference Units) in proportion to their Percentage Interests; provided that, Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such taxable year (or portion thereof). All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

         C. Allocation of Nonrecourse Debt. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

         D. Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C hereto, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

         E. Cancellation of Indebtedness Income. Any cancellation of indebtedness income required to be recognized by the Partnership with respect to the Two Penn Plaza Property in connection with the acquisition of the Two Penn Plaza Property by the Partnership and the restructuring of the outstanding indebtedness with respect thereto shall be allocated solely to holders of Two Penn Plaza Units. In the event that cancellation of indebtedness income is recognized with respect to the property at 330 Madison Avenue as a result of resolving the dispute with the lender under the loan outstanding upon consummation of the Consolidation that is secured by a mortgage on such property, holders of the Partnership Units issued with respect to M 330 Associates, a New York limited partnership, shall be specially allocated cancellation of indebtedness income in an amount equal to their proportionate share of the dollar amount of the discount as a result of the settlement resulting in the recognition of such cancellation of indebtedness income.

Section 6.2 Revisions to Allocations to Reflect Issuance of Additional
            Partnership Interests

         In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to
Article IV hereof, the General Partner shall make such revisions to this Article VI as it deems necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto.

                                   ARTICLE VII
                      MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management

         A. Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Sections 7.6.A, 7.6.D and 7.11 below, shall have full power and authority to do all things deemed necessary or desirable by it, on such terms and conditions as the General Partner in its sole discretion deems appropriate, to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

         (1)      the making of any expenditures, the lending, subject to
                  Section 7.6.D, or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as are required under Section 5.1.C hereof or will permit the General Partner Entity or the General Partner (as applicable) (as long as the General Partner Entity or the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner Entity or the General Partner (as applicable) to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations the General Partner deems necessary or desirable for the conduct of the activities of the Partnership;

         (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

         (3) the acquisition, disposition, sale, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity, on such terms as the General Partner deems proper in its sole and absolute discretion;

         (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons, subject to Section 7.6.D, and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

         (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any

                  Subsidiary of the Partnership or any other Person in which the Partnership has made a direct or indirect equity investment;

         (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

         (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

         (8) the holding, managing, investing and reinvesting of cash and other assets of the Partnership and, in connection therewith, the opening, maintaining and closing of bank and brokerage accounts and the drawing of checks or other orders for the payment of moneys;

         (9) the collection and receipt of revenues and income of the Partnership;

         (10) the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

         (11) the maintenance of such insurance for the benefit of the Partnership and the Partners;

         (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to its Subsidiaries and any other Person in which it has an equity investment from time to time);

         (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

         (14) the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

         (15) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

         (16) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

         (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

         (18) the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner under this Agreement;

         (19) the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under Section 8.6 hereof;

         (20) the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

         (21) the approval and/or implementation of any merger (including a triangular merger), consolidation or other combination between the Partnership and another person that is not prohibited under this Agreement, whether with or without Consent, the terms of Section 17- 211(g) of the Act shall be applicable such that the General Partner shall have the right to effect any amendment to this Agreement or effect the adoption of a new partnership agreement for a limited partnership if it is the surviving or resulting limited partnership on the merger or consolidation (except as may be expressly prohibited under Section 7.11.D., Section 14.1.C, Section 14.1.D or Section 14.1.F); and

         (22) the taking of any and all actions necessary or desirable in furtherance of, in connection with or incidental to the foregoing.

         B. No Approval by Limited Partners. Except as provided in Section 7.11 below, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         C. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

         D. Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable (both in purpose and amount) from time to time, including upon liquidation of the Partnership pursuant to Section 13.2 hereof.

         E. No Obligations to Consider Tax Consequences of Limited Partners. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith and not beyond its authority under this Agreement.

Section 7.2 Certificate of Limited Partnership

         The Partnership has caused the Certificate to be filed with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.

Section 7.3 Title to Partnership Assets

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.4 Reimbursement of the General Partner

         A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

         B. Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership such as auditing expenses and filing fees);

provided that (x), the amount of any such reimbursement shall be reduced by (i) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it as permitted in Section 7.5.A below and
(ii) any amount derived by the General Partner from any investments permitted in
Section 7.5.A below and (y) REIT Expenses shall not be treated as Partnership expenses for purposes of this Section 7.4.B. The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to
Section 10.3.C hereof and as a result of indemnification pursuant to Section 7.7 below. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

         C. Partnership Interest Issuance Expenses. The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance of additional Partnership Interests, Debt of the Partnership or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

         D. Purchases of Shares by the General Partner. In the event that the General Partner exercises its rights under the Declaration of Trust to purchase shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or share purchase program adopted by the General Partner, any employee share purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered REIT Expenses, and the Partnership shall distribute cash to the General Partner to offset such expenses pursuant to Section 5.1, subject to the conditions that:
(i) if such Shares subsequently are to be sold by the General Partner, the General Partner pays to the Partnership any proceeds received by the General Partner for such Shares (provided that a transfer of Shares for Partnership Units pursuant to Section 8.6 hereof would not be considered a sale for such purposes); and (ii) if such Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units of the appropriate class (rounded to the nearest whole Partnership Unit) held by the General Partner equal to the product attained by multiplying the number of such Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

         E. Tax Treatment of Certain Reimbursements. If and to the extent that any reimbursement made pursuant to this Section 7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, then such reimbursement shall be treated as a distribution pursuant to clause
(i) of Section 5.1.B. hereof.

Section 7.5 Outside Activities of the General Partner

         A. General. Without the Consent of the Outside Limited Partners, except as set forth in this Section 7.5.A, the General Partner shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership and such activities as are incidental to any of the foregoing. Without the Consent of the Outside Limited Partners, the assets of the General Partner shall be limited to Partnership Interests and permitted debt obligations of the Partnership (as contemplated by Section 7.5.F below), so that Shares and Partnership Units are completely fungible except as otherwise specifically provided herein; provided, that the General Partner shall be permitted to hold
(i) interests in entities, including Qualified REIT Subsidiaries, that hold no material assets; (ii) interests in Qualified REIT Subsidiaries (or other entities that are not taxed as corporations for federal income tax purposes) that own only interests in the Partnership and/or interests in other Qualified REIT Subsidiaries (or other entities that are not taxed as corporations for federal income tax purposes) that either hold no assets or hold only interests in the Partnership; (iii) assets and/or interests in entities, including Qualified REIT Subsidiaries, that hold assets, having an aggregate value not greater than five percent (5%) of the total market value of the General Partner Entity (determined by reference to the value of all outstanding equity securities of the General Partner Entity), provided that (X) the General Partner Entity will apply the net income from such assets (other than net income derived as a result of a Qualified REIT Subsidiary's ownership of an interest in the Partnership) to offset REIT Expenses before utilizing the distribution provisions of Section 5.1.B, (Y) the General Partner will contribute all net income generated by such assets and/or interests (other than net income derived as a result of a Qualified REIT Subsidiary's ownership of an interest in the Partnership) to the Operating Partnership (after taking into account REIT Expenses as described in clause (X) above), and (Z) the General Partner will use commercially reasonable efforts to transfer such assets and interests (other than interests in Qualified REIT Subsidiaries and the Partnership) to the Operating Partnership or an entity controlled by the Operating Partnership as soon as such a transfer can be made without causing the General Partner or the Operating Partnership to incur any material expenses in connection therewith; and (iv) such bank accounts or similar instruments or account in its own name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents; and, provided, further, that the General Partner shall be permitted to acquire, directly or through a Qualified REIT Subsidiary (or other entities that are not taxed as corporations for federal income tax purposes), up to a one percent (1%) interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned directly or indirectly by the Partnership. The General Partner and any of its Affiliates may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

         B. Repurchase of Shares. In the event the General Partner exercises its rights under the Declaration of Trust to purchase Shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or share purchase program adopted by the General Partner, any employee share purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, and the General Partner does not resell said Shares within thirty (30) days after the purchase thereof as contemplated in Section 7.4.D(i), then the General Partner shall cause the Partnership to purchase from the General Partner (and eliminate) that number of Partnership Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the General Partner times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, on the same terms and for the same aggregate price that the General Partner purchased such Shares.

         C. Forfeiture of Shares. In the event the Partnership or the General Partner acquires Shares as a result of the forfeiture of such Shares under a restricted or similar share plan, then the General Partner shall cause the Partnership to cancel that number of Partnership Units of the appropriate class equal to the number of Shares so acquired, and, if the Partnership acquired such Shares, it shall transfer such Shares to the General Partner for cancellation.

         D. Issuances of Shares. After the Effective Date, the General Partner shall not grant, award, or issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution (including any share split) of Shares to all of its shareholders), other equity securities of the General Partner, New Securities or Convertible Funding Debt unless (i) the General Partner shall cause, pursuant to Section 4.2.A hereof, the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) the General Partner transfers to the Partnership, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other

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
equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the General Partner is expressly authorized, pursuant to Section 4.2.A hereof, to cause the Partnership to issue to the General Partner corresponding Partnership Interests, as long as (a) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of Shares, either by employees or shareholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise) and (b) the General Partner transfers all proceeds from any such issuance or exercise to the Partnership as an additional Capital Contribution.

         E. Stock Option Plan. If at any time or from time to time, the General Partner sells Shares pursuant to any Stock Option Plan, the General Partner shall transfer the net proceeds of the sale of such Shares to the Partnership as an additional Capital Contribution in exchange for an amount of additional Partnership Units equal to the number of Shares so sold divided by the Conversion Factor.

         F. Funding Debt. The General Partner may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities ("Convertible Funding Debt"), subject to the condition that the General Partner lends to the Partnership the net proceeds of such Funding Debt; provided, that Convertible Funding Debt shall be issued pursuant to Section 7.5.D above; and, provided, further, that the General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner's ability to remain qualified as a REIT. If the General Partner enters into any Funding Debt, the loan to the Partnership shall be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as are applicable with respect to or incurred in connection with such Funding Debt.

Section 7.6 Transactions with Affiliates

         A. Transactions with Certain Affiliates. Except as expressly permitted by this Agreement (other than Section 7.1.A hereof, which shall not be considered authority for a transaction that otherwise would be prohibited by this Section 7.6.A), the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Partner or any Affiliate of the Partnership or the General Partner or the General Partner Entity that is not also a Subsidiary of the Partnership, except pursuant to a transaction that has been approved by a majority of the disinterested trustees (or directors) of the General Partner or General Partner Entity (as applicable), taking into account the fiduciary duties of the General Partner or General Partner Entity (as applicable) to the Limited Partners.

         B. Benefit Plans. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

         C. Conflict Avoidance. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and General Partner on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

         D. Limitation on Loans to the General Partner. Except with the Consent of the Outside Limited Partners, the General Partner may not cause the Partnership to loan money to the General Partner or to any Subsidiary or Affiliate of the General Partner which is not also a Subsidiary or an entity in which the Partnership owns an equity interest.

Section 7.7 Indemnification

         A. General. To the maximum extent permitted by applicable law at the time, the Partnership, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative incurred by the Indemnitee and relating to the Partnership or the General Partner or the formation or the current (and, in the case of the General Partner's right to indemnification from the Partnership, prior) operations of, or the current (and, in the case of the General Partner's right to indemnification from the Partnership, prior) ownership of property by, either of them as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The obligations of the Partnership under this Section 7.7 shall include reimbursement of the General Partner for any indemnification or advance of expenses by the General Partner pursuant to Title 8, the Declaration of Trust or its Bylaws. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligations for any indebtedness or other obligations or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to). The General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements not inconsistent with the provisions of this Section
7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership and any insurance proceeds from the liability policy covering the General Partner and any Indemnitees, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

         B. Advancement of Expenses. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee, in the case of any trustee/director or officer who is an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

         C. No Limitation of Rights. The indemnification provided by this
Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

         D. Insurance. The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         E. Benefit Plan Fiduciary. For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this
Section 7.7 and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be related to the Partnership.

         F. No Personal Liability for Limited Partners. In no event may an Indemnitee subject any of the Partners to liability by reason of the indemnification provisions set forth in this Agreement.

         G. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         H. Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the obligation of the Partnership to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         I. Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

Section 7.8 Liability of the General Partner

         A. General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its directors and officers shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner acted in good faith.

         B. No Obligation to Consider Separate Interests of Limited Partners or Shareholders. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees or to such shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.


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
         C. Actions of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1.A above, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         D. Effect of Amendment. Any amendment, modification or repeal of this
Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Other Matters Concerning the General Partner

         A. Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         B. Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         C. Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         D. Actions to Maintain REIT Status or Avoid Taxation of the General Partner Entity or the General Partner (as applicable). Notwithstanding any other provisions of this Agreement (other than the limitations on the General Partner's authority set forth in Sections 7.5, 7.6.A, 7.6.D, and 7.11) or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner Entity or the General Partner (as applicable) to continue to satisfy the REIT Requirements or (ii) to allow the General Partner Entity or the General Partner (as applicable) to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10 Reliance by Third Parties

         Notwithstanding anything to the contrary in this Agreement (other than the limitations on the General Partner's authority set forth in Sections 7.5, 7.6.A, 7.6.D, and 7.11), any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in

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
connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Section 7.11 Restrictions on General Partner's Authority

         A. Consent Required. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of (i) all Partners adversely affected or (ii) such lower percentage of the Limited Partnership Interests as may be specifically provided for under a provision of this Agreement or the Act.

         B. Intentionally Omitted.

         C. Required Consent of Certain Partners. (i) The General Partner may not, directly or indirectly, cause the Partnership to take any action prohibited by this Section 7.11.C without the requisite approval as provided in this
Section 7.11.C.

         (1) For a period of twenty (20) years following the Effective Date, the General Partner may not, directly or indirectly, cause the Partnership to sell, exchange or otherwise dispose of the property located at Two Penn Plaza, New York, New York or any indirect interest (including, without limitation, any interest of the Partnership in Two Penn Plaza REIT, Inc., and any interest of Two Penn Plaza REIT, Inc., in Vornado Two Penn Plaza L.L.C., whether, in either case, by liquidation, merger or otherwise) therein (collectively, the "Two Penn Plaza Property") (other than an involuntary sale pursuant to foreclosure of the mortgage secured by the Two Penn Plaza Property or otherwise, including pursuant to (x) an event described in Section 1033 of the Code (as determined without reference to the property, if any, into which the Two Penn Plaza Property is converted), other than a disposition resulting from the mere threat or imminence of a requisition or condemnation and (y) a deed in lieu of foreclosure (provided that the General Partner may not execute any deed in lieu of foreclosure unless the maturity of the indebtedness secured by the Two Penn Plaza Property has occurred, whether by reason of acceleration or otherwise, or a proceeding in connection with a Bankruptcy of the Partnership, the fee owning entity or any intermediate Person between them) to any Person without the Consent of the Partners at the time of the proposed sale, exchange or other disposition (other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) who hold seventy-five percent (75%) of the Partnership Units which were issued with respect to Two Penn Plaza Associates in the Consolidation and which remain outstanding (whether held by the original recipient of such Partnership Units or by a successor or transferee of the original recipient, but not including Partnership Units, if any, held by (I) the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity and (II) the estate of Bernard H. Mendik following his death) (referred to as "Two Penn Plaza Units"). In addition, during such twenty-year period, the General Partner may not, directly or indirectly, cause the Partnership to repay, earlier than one year prior to its stated maturity, any indebtedness secured by the Two Penn Plaza Property without the Consent of Partners holding seventy- five percent (75%) of the Two Penn Plaza Units, unless such repayment (a) is made in connection with the refinancing (on a basis such that the new debt would be considered a Nonrecourse Liability, or, as contemplated and only to the extent required by clause (2) below, a Partner Nonrecourse Debt) of such indebtedness for an amount not less than the principal amount of such indebtedness on the date of such refinancing, with such refinancing indebtedness (1) providing for the least amount of principal amortization as is available on commercially reasonable terms and (2) permitting (but not requiring) a guarantee of such indebtedness by the holders of the Two Penn Plaza Units who elect to join in such guarantee in a form and on terms consistent with the guarantees by the holders of the Two Penn Plaza Units in effect immediately prior to such refinancing, provided that the opportunity to provide such guarantee is obtainable on commercially reasonable terms, or (b) is made in connection with an involuntary sale pursuant to foreclosure of the mortgage secured by the Two Penn Plaza Property or otherwise, including pursuant to a deed in lieu of foreclosure (provided that the General Partner may not execute any deed in lieu of foreclosure unless the maturity of the indebtedness secured by the Two Penn Plaza Property has been accelerated) or a proceeding in connection with a Bankruptcy of the Partnership, the fee-owning entity or any intermediate Person between them. During such twenty-year period, the General Partner shall use commercially reasonable efforts during the one-year period prior to the stated maturity of such indebtedness to cause the Partnership to refinance (on a basis such that the new debt would be considered a Nonrecourse Liability, or, as contemplated and only to the extent required by clause (2) below, a Partner Nonrecourse Debt) the indebtedness for an amount not less than the principal amount of such indebtedness on the date of such refinancing, provided such refinancing can be obtained on commercially reasonable terms, with such refinancing indebtedness (1) providing for the least amount of principal amortization as is available on commercially reasonable terms and (2) permitting (but not requiring) a guarantee of such indebtedness by the holders of the Two Penn Plaza Units who elect to join in such guarantee in a form and on terms consistent with the guarantees by the holders of the Two Penn Plaza Units in effect immediately prior to such refinancing, provided that the opportunity to provide such guarantee is obtainable on commercially reasonable terms. Finally, during such twenty-year period, the General Partner shall not, without the Consent of Partners holding seventy-

                                      -35
                  five percent (75%) of the Two Penn Plaza Units, incur indebtedness secured by the Two Penn Plaza Property if, at the time such indebtedness is incurred, the aggregate amount of the indebtedness secured by the Two Penn Plaza Property would exceed the greater of (i) seventy percent (70%) of the fair market value of the Two Penn Plaza Property (or the interest therein) securing such indebtedness or (ii) the then outstanding indebtedness being refinanced plus all costs (including prepayment fees, "breakage" payments and similar costs) incurred in connection with such refinancing. All references in this Section 7.11.C to "commercially reasonable terms" shall be as determined by the General Partner in its sole discretion, exercised in good faith.

         (2) For a period of twenty (20) years following the Effective Date, the General Partner may not, directly or indirectly, cause the Partnership to sell, exchange or otherwise dispose of the property located at Eleven Penn Plaza, New York, New York or any indirect interest therein (collectively, the "Eleven Penn Plaza Property") (other than an involuntary sale pursuant to foreclosure of the mortgage secured by the Eleven Penn Plaza Property or otherwise, including pursuant to (x) an event described in Section 1033 of the Code (as determined without reference to the property, if any, into which the Eleven Penn Plaza Property is converted), other than a disposition resulting from the mere threat or imminence of a requisition or condemnation and (y) a deed in lieu of foreclosure (provided that the General Partner may not execute any deed in lieu of foreclosure unless the maturity of the indebtedness secured by the Eleven Penn Plaza Property has occurred, whether by reason of acceleration or otherwise, or a proceeding in connection with a Bankruptcy of the Partnership, the fee-owning entity or any intermediate Person between them) to any Person without the Consent of the Partners at the time of the proposed sale, exchange or other disposition who hold seventy-five percent (75%) of the Partnership Units which were issued with respect to the Eleven Penn Partnerships in the Consolidation and which remain outstanding (whether held by the original recipient of such Partnership Units or by a successor or transferee of the original recipient, but not including the Partnership Units, if any, held by (I) General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity and
                  (II) the estate of Bernard H. Mendik following his death) (referred to as "Eleven Penn Plaza Units"). In addition, during such twenty-year period, the General Partner may not, directly or indirectly, cause the Partnership to repay, earlier than one year prior to its stated maturity, any indebtedness secured by the Eleven Penn Plaza Property without the Consent of Partners who hold seventy-five percent (75%) of the Eleven Penn Plaza Units, unless such repayment (a) is made in connection with the refinancing (on a basis such that the new debt would be considered a Nonrecourse Liability, or, as contemplated and only to the extent required by clause (2) below, a Partner Nonrecourse Debt) of such indebtedness for an amount not less than the principal amount of such indebtedness on the date of such refinancing, with such refinancing indebtedness (1) providing for the least amount of principal amortization as is available on commercially reasonable terms and (2) permitting (but not requiring) a guarantee of such indebtedness by the holders of the Eleven Penn Plaza Units who elect to join in such guarantee in a form and on terms consistent with the guarantees by the holders of the Eleven Penn Plaza Units in effect immediately prior to such refinancing, provided that the opportunity to provide such guarantee is obtainable on commercially reasonable terms, or
                  (b) is made in connection with an involuntary sale pursuant to foreclosure of the mortgage secured by the Eleven Penn Plaza Property or otherwise, including pursuant to a deed in lieu of foreclosure (provided that the General Partner may not execute any deed in lieu of foreclosure unless the maturity of the indebtedness secured by the Eleven Penn Plaza Property has been accelerated) or a proceeding in connection with a Bankruptcy of the Partnership, the fee-owning entity or any intermediate Person between them. During such twenty-year period, the General Partner shall use commercially reasonable efforts during the one-year period prior to the stated maturity of such indebtedness to cause the Partnership to refinance (on a basis such that the new debt would be considered a Nonrecourse Liability, or, as contemplated and only to the extent required by clause (2) below, a Partner Nonrecourse Debt) the indebtedness for an amount not less than the principal amount of such indebtedness on the date of such refinancing, provided such refinancing can be obtained on commercially reasonable terms, with such refinancing indebtedness (1) providing for the least amount of principal amortization as is available on commercially reasonable terms and (2) permitting (but not requiring) a guarantee of such indebtedness by the holders of the Eleven Penn Plaza Units who elect to join in such guarantee in a form and on terms consistent with the guarantees by the holders of the Eleven Penn Plaza Units in effect immediately prior to such refinancing, provided that the opportunity to provide such guarantee is obtainable on commercially reasonable terms. Finally, during such twenty-year period, the General Partner shall not, without the Consent of Partners holding seventy-five percent (75%) of the Eleven Penn Plaza Units, incur indebtedness secured by the Eleven Penn Plaza Property if, at the time such indebtedness is incurred, the aggregate amount of the indebtedness secured by the Eleven Penn Plaza Property would exceed the greater of (i) seventy percent (70%) of the fair market value of the Eleven Penn Plaza Property (or the interest therein) securing such indebtedness or (ii) the then outstanding indebtedness being refinanced plus all costs (including prepayment fees, "breakage" payments and similar costs) incurred in connection with such refinancing.

         (3) For a period of twenty (20) years following the Effective Date, the General Partner may not, directly or indirectly, cause the Partnership to sell, exchange, or otherwise dispose of the property located at 866 U.N. Plaza, New York, New York or any indirect interest therein (collectively, the "866 U.N. Plaza Property") (other than an involuntary sale pursuant to foreclosure of the mortgage secured by the 866 U.N. Plaza Property or otherwise, including pursuant to (x) an event described in Section 1033 of the Code (as determined without reference to the property, if any, into which the 866 U.N. Plaza Property is converted), other than a disposition resulting from the mere threat or imminence of a requisition or condemnation and (y) a deed in lieu of foreclosure (provided that the General Partner may not execute any deed in lieu of foreclosure unless the maturity of the indebtedness secured by the 866 U.N. Plaza Property has occurred, whether by reason of acceleration or otherwise, or a proceeding in connection with a Bankruptcy of the Partnership, the fee-owning entity or any intermediate Person between them) to any Person without the Consent of the Partners at the time of the proposed sale, exchange or other disposition (other than the General Partner or the General Partner Entity or any Subsidiary of either of the General Partner of the General Partner or the General Partner Entity) who hold seventy-five percent (75%) of the Partnership Units which were issued with respect to 866 U.N. Plaza Associates in the Consolidation and which remain outstanding (whether held by the original recipient of such Partnership Units or by a successor or transferee of the original recipient, but not including Partnership Units, if any, held by (I) the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity and (II) the estate of Bernard H. Mendik following his death) (referred to as "866 U.N. Plaza Units"). In addition, during such twenty-year period, the General Partner may not, directly or indirectly, cause the Partnership to repay, earlier than one year prior to its stated maturity, any indebtedness secured by the 866 U.N. Plaza Property without the Consent of Partners holding seventy-five percent (75%) of the 866 U.N. Plaza Units, unless such repayment (a) is made in connection with the refinancing (on a basis such that the new debt would be considered a Nonrecourse Liability or, as contemplated and only to the extent required by clause (2) below, a Partner Nonrecourse Debt) of such indebtedness for an amount not less than the principal amount of such indebtedness on the date of such refinancing, with such refinancing indebtedness (1) providing for the least amount of principal amortization as is available on commercially reasonable terms and (2) permitting (but not requiring) a guarantee of such indebtedness by the holders of the 866 U.N. Plaza Units who elect to join in such guarantee in a form and on terms consistent with the guarantees by the holders of the 866 U.N. Plaza Units in effect immediately prior to such refinancing, provided that the opportunity to provide such guarantee is obtainable on commercially reasonable terms, or (b) is made in connection with an involuntary sale pursuant to foreclosure of the mortgage secured by the 866 U.N. Plaza Property or otherwise, including pursuant to a deed in lieu of foreclosure (provided that the General Partner may not execute any deed in lieu of foreclosure unless the maturity of the indebtedness secured by the 866 U.N. Plaza Property has been accelerated) or a proceeding in connection with a Bankruptcy of the Partnership, of the fee-owning entity or any intermediate Person between them. During such twenty-year period, the General Partner shall use commercially reasonable efforts during the one-year period prior to the stated maturity of such indebtedness to cause the Partnership to refinance (on a basis such that the new debt would be considered a Nonrecourse Liability, or, as contemplated and only to the extent required by clause (2) below, a Partner Nonrecourse Debt) the indebtedness for an amount not less than the principal amount of such indebtedness on the date of such refinancing, provided such refinancing can be obtained on commercially reasonable terms, with such refinancing indebtedness (1) providing for the least amount of principal amortization as is available on commercially reasonable terms and (2) permitting (but not requiring) a guarantee of such indebtedness by the holders of the 866 U.N. Plaza Units who elect to join in such guarantee in a form and on terms consistent with the guarantees by the holders of the 866 U.N. Plaza Units in effect immediately prior to such refinancing, provided that the opportunity to provide such guarantee is obtainable on commercially reasonable terms. Finally, during such twenty-year period, the General Partner shall not, without the Consent of Partners holding seventy-five percent (75%) of the 866 U.N. Plaza Units, incur indebtedness secured by the 866 U.N. Plaza Property if, at the time such indebtedness is incurred, the aggregate amount of the indebtedness secured by the 866 U.N. Plaza Property would exceed the greater of (i) seventy percent (70%) of the fair market value of the 866 U.N. Plaza Property (or the interest therein) securing such indebtedness or (ii) the then outstanding indebtedness being refinanced plus all costs (including prepayment fees, "breakage" payments and similar costs) incurred in connection with such refinancing.

         (4) Subparagraphs (1), (2), and (3) shall not apply to any transaction that involves the Two Penn Plaza Property, the Eleven Penn Plaza Property or the 866 U.N. Plaza Property, as the case may be (which Property is referred to as the "Exchanged Property"), if such transaction qualifies as a like-kind exchange under Section 1031 of the Code or an involuntary conversion under Section 1033 of the Code (other than an involuntary conversion under Section 1033 of the Code that is described in the second parenthetical to subparagraphs
                  (1), (2) or (3), as the case may be) in which no gain is recognized by the Partnership as long as the following conditions are satisfied: (x) in the case of a Section 1031 like-kind exchange, such exchange is not with a "related party" within the meaning of Section 1031(f)(3) of the Code;
                  (y) the property received in exchange for the Exchanged Property (referred to as the "Replacement Property") is acquired in the same taxable year of the Partnership in which the disposition of the Exchanged Property occurs and is secured by nonrecourse indebtedness in an amount not less than the outstanding principal amount of the nonrecourse indebtedness secured by the Exchanged Property at the time of the exchange, nor greater than the amount that would be permitted under Sections 7.11.C(1), (2), or (3), as the case may be (except that 70% of fair market value shall be determined by reference to the Replacement Property and not the Exchanged Property, with a maturity not earlier than, and a principal amortization rate not more rapid than, the maturity and principal amortization rate of such indebtedness secured by the Exchanged Property, which indebtedness permits (but does not require) a guarantee of such indebtedness by the holders of the Two Penn Plaza Units, the Eleven Penn Plaza Units or the 866 U.N. Plaza Units, as the case may be, who elect to join in such guarantee in a form and on terms consistent with the guarantees by the holders of the Two Penn Plaza Units, the Eleven Penn Plaza Units or the 866 U.N. Plaza Units, as the case may be, in effect immediately prior to the time of the exchange, and (z) the Replacement Property is thereafter treated for all purposes of the restrictions in this Section 7.11.C as the Exchanged Property and the indebtedness secured by such Replacement Property is subject to the same restrictions and agreements as apply with respect to the indebtedness secured by the Exchanged Property.

         (5) Subparagraphs (1), (2), and (3) shall not apply to any transaction that involves the Two Penn Plaza Property, the Eleven Penn Plaza Property or the 866 U.N. Plaza Property, as the case may be (which Property is referred to as the "Transferred Property"), if (x) such transaction is one in which no gain is recognized with respect to the Two Penn Plaza Property, the Eleven Penn Plaza Property or the 866 U.N. Plaza Property by the Partnership or the holders of the Two Penn Plaza Units, the Eleven Penn Plaza Units, or the 866 U.N. Plaza Units, as the case may be (other than gain, if any, resulting solely because the share, if any, of indebtedness allocable to a Partnership Unit is reduced or eliminated), provided that (i) the amount of indebtedness secured by the Two Penn Plaza Property, the Eleven Penn Plaza Property or the 866 U.N. Plaza Property, as applicable, is not decreased as a result of the transaction and the amount of indebtedness secured by the Two Penn Plaza Property, the Eleven Penn Plaza Property or the 866 U.N. Plaza Property, as applicable, that is a Nonrecourse Liability or Partner Nonrecourse Debt is not reduced, except as permitted by the relevant provisions of Subparagraph (1), (2) or (3) of this Section 7.11.C, and (ii) the indebtedness secured by the Two Penn Plaza Property, the Eleven Penn Plaza Property or the 866 U.N. Plaza Property, as applicable, continues to be taken into account in determining the Partners' basis in their Partnership Interests under rules similar to those provided in
                  Section 752 of the Code and (y) the entity to which such Transferred Property is transferred agrees, for the benefit of the holders of the Two Penn Plaza Units, the Eleven Penn Plaza Units or the 866 U.N. Plaza Units, as the case may be, that all of the restrictions of this Section 7.11.C shall apply to the Transferred Property and the indebtedness outstanding with respect thereto in the same manner and to the extent set forth in this Section 7.11.C and such agreement is reflected in the partnership agreement (or other comparable governing instrument) of the entity to which the Transferred Property is transferred.

         (6) Subparagraphs (1), (2), and (3) shall not apply to any transaction that involves either a merger or consolidation of the Partnership with or into another entity that qualifies as a "partnership" for federal income tax purposes (the "Successor Partnership") or a transfer of all or substantially all of the assets of the Partnership to a Successor Partnership and dissolution of the Partnership in connection therewith (in either case, a "Consolidation Transaction") so long as (x) no gain is recognized with respect to the Two Penn Plaza Property, the Eleven Penn Plaza Property or the 866 U.N. Plaza Property by the Partnership or the holders of the Two Penn Plaza Units, the Eleven Penn Plaza Units or the 866 U.N. Plaza Units, as the case may be, in connection with such Consolidation Transaction (other than gain, if any, resulting solely because the share, if any, of indebtedness allocable to a Partnership Unit is reduced or eliminated, provided that the amount of indebtedness secured by the Two Penn Plaza Property, the Eleven Penn Plaza Property or the 866 U.N. Plaza Property, as applicable, is not decreased as a result of the transaction and the amount of indebtedness secured by the Two Penn Plaza Property, the Eleven Penn Plaza Property or the 866 U.N. Plaza Property, as applicable, that is a Nonrecourse Liability or Partner Nonrecourse Debt is not reduced, except as permitted by the relevant provisions of Subparagraph (1), (2) or (3) of this Section 7.11.C, and (y) the Successor Partnership agrees in writing, for the benefit of the holders of the Two Penn Plaza Units, the Eleven Penn Plaza Units or the 866 U.N. Plaza Units, as the case may be, that all of the restrictions of this Section 7.11.C shall apply to the Two Penn Plaza Property, the Eleven Penn Plaza Property and the 866 U.N. Plaza Property and the indebtedness outstanding with respect thereto in the same manner and to the extent set forth in this
                  Section 7.11.C.

         (7) Subparagraphs (1), (2) and (3) shall not apply to any transaction not otherwise described in Subparagraph (4), (5) or (6) involving the Two Penn Plaza Property, the Eleven Penn Plaza Property and/or the 866 U.N. Plaza Property if, concurrently with the consummation of such transaction, the Partnership pays to the holders of the Two Penn Plaza Units, the Eleven Penn Plaza Units and/or the 866 U.N. Plaza Units, as applicable, in addition to any amounts otherwise distributable under Article V hereof, an amount equal to the lesser of (x) the aggregate federal, state and local income taxes payable by each holder of Two Penn

                  Plaza Units, as applicable, as a result of or in connection with such transactions, or (y) the aggregate federal, state and local income taxes that would have been payable by such holder (or its predecessor in interest) if the relevant property had been sold on the Effective Date for its 704(c) Value; provided that the amount referred to in clause (y) shall be reduced to reflect (I) reductions in the Book/Tax Disparity with respect to the Two Penn Plaza Property, the Eleven Penn Plaza Property and/or the 866 U.N. Plaza Property, as applicable, and (II) with respect to a holder who acquired Two Penn Plaza Units, Eleven Penn Plaza Units and/or 866 U.N. Plaza Units, as applicable, subsequent to the Effective Date, the reduction in gain that results from such holder's having a special inside basis under Section 743 of the Code in the Two Penn Plaza Property, the Eleven Penn Plaza Property or the 866 U.N. Plaza Property, as applicable (by treating the special inside basis as the basis for determining gain on the deemed sale described in clause (y)), but, in either (I) or (II), the gain with respect to which the tax is computed may not be so reduced beneath the "negative basis" associated, as of the Effective Time, with the Two Penn Plaza Units, the Eleven Penn Plaza Units or the 866 U.N. Plaza Units, as appropriate, plus in the case of either (x) or (y), an amount equal to the aggregate federal, state and local income taxes payable by the recipient thereof as the result of the receipt of the payments provided for in this subparagraph (7) (including for this purpose all taxes on payments hereunder intended to compensate the recipient thereof for taxes owed by the recipient). For purposes of the preceding sentence, (x) all income arising from the transaction that is treated as ordinary income under the applicable provisions of the Code and is allocated to the holders of the Two Penn Plaza Units, the Eleven Penn Plaza Units and/or the 866 U.N. Plaza Units, as applicable, shall be treated as subject to federal, state and local income tax at the effective tax rate imposed on ordinary income of New York City residents, determined using the maximum federal, New York State and New York City rates on ordinary income then in effect and (y) all other income arising from the transaction and all payments provided for in this subparagraph (7) shall be treated as subject to federal, state and local income tax at the effective tax rate imposed on long-term capital gains of New York City residents, determined using the maximum federal, New York State and New York City rates on long-term capital gains then in effect.

         If at any time prior to the twentieth (20th) anniversary of the Effective Date, the Partnership pays the amounts described in subparagraph (7) above in respect of any Partnership Units entitled to the benefits of Section 7.11.C(1), (2) or (3), and the amount of such payment is, at the time that it is made, equal to the full amount that would be payable under such Sections with respect to such Partnership Units if the Two Penn Plaza Property, the Eleven Penn Plaza Property, or the 866 U.N. Plaza Property, as applicable, were to have been sold on such date for its market value, then the provisions of Section 7.11.C shall thereafter cease to apply to those Partnership Units.

         (ii) Nothing herein shall be deemed to require that the Partnership or the General Partner take any action to avoid or prevent an involuntary disposition of any property, whether pursuant to foreclosure of a mortgage secured by such property or otherwise, including pursuant to a deed in lieu of foreclosure or a proceeding in connection with a Bankruptcy.

         (iii) Nothing herein shall prevent the sale, exchange, transfer or other disposition of any property pursuant to the dissolution and liquidation of the Partnership in accordance with Article XIII hereof (other than Section 13.1(v), which shall be subject to this Section 7.11.C).

         D. Merger or Consolidation in Which the Partnership is Not the Surviving Entity. In the event that the Partnership is to merge or consolidate with or into any other entity in a transaction in which holders of Partnership Units will receive consideration other than cash or equity securities that are Publicly Traded (an "Equity

Merger") and such Equity Merger would be prohibited by Section 7.11.C but for the application of Section 7.11.C(6) (and not Section 7.1.C(4), (5) or (7)), then, unless the Consent of Certain Limited Partners is obtained:

         (i) the partnership agreement, limited liability agreement or other operative governing documents (the "Charter Documents") of the entity that is the surviving entity in such Equity Merger must contain provisions that are comparable in all material respects to, or the entity that is the surviving entity in such Equity Merger must otherwise agree in writing, for the benefit of the holders of the Two Penn Plaza Units, the Eleven Penn Plaza Units, and the 866 U.N. Plaza Units, to restrictions that are comparable in all material respects to the provisions of Section 4.2.A, Article V and Article VI (except for differences that would be permitted pursuant to Sections 4.2, 5.1.C, 5.4, 6.2 and 14.1.B(3) if such changes were to be made to this Agreement), Section 7.6.A, Section 7.11.A, this Section 7.11.D, Section
         8.6 (and all defined terms set forth in Article I that relate to the Redemption Right), Section 11.2, Section 13.1, Section 13.2.A(3) (except as permitted pursuant to Sections 4.2, 5.4, 6.2 and 14.1.B(3)),
         Section 14.1.C, Section 14.1.D, and Section 14.2, all as in effect immediately prior to the Equity Merger; and

         (ii) the Equity Merger shall not cause a holder of a Partnership Unit to be a general partner or to have liability equivalent to that of a general partner in a partnership or otherwise modify the limited liability of a Limited Partner under this Agreement.

Section 7.12 Loans by Third Parties

         The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property) with any Person upon such terms as the General Partner determines appropriate; provided, that the Partnership shall not incur any Debt that is recourse to the General Partner unless, and then only to the extent that, the General Partner has expressly agreed.


                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability

         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

Section 8.2 Management of Business

         No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners

              Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.C hereof and to any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner) nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4   Return of Capital

              Except pursuant to the right of redemption set forth in Section
8.6 below, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A hereof) or, except to the extent provided by Exhibit C hereto or as permitted by Sections 4.2.A, 5.1.B(i) hereof or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 8.5   Rights of Limited Partners Relating to the Partnership

              A. General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.D below, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

                   (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner Entity pursuant to the Exchange Act;

                   (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                   (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

                   (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

              B. Notice of Conversion Factor. The Partnership shall notify each Limited Partner upon request of the then current Conversion Factor and any changes that have been made thereto.

              C. Notice of Extraordinary Transaction of the General Partner Entity. The General Partner Entity shall not make any extraordinary distributions of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar extraordinary transaction without notifying the Limited Partners of its intention to make such distribution or effect such merger, sale or other extraordinary transaction at least twenty (20) days prior to the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) days before consummation of such merger, sale or other extraordinary transaction). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Partners or (ii) to require a Consent of the Limited Partners to a transaction that does not otherwise require Consent under this Agreement. Each Limited Partner agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the General Partner Entity has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether or not to exercise the Redemption Right; provided, however, that a Limited Partner may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

              D. Confidentiality. Notwithstanding any other provision of this
Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

Section 8.6   Redemption Right

              A. General. (i) Subject to Section 8.6.C below, on or after the date one (1) year (or, in the case of Partnership Units owned by a Restricted Partner on or before the Effective Date, two (2) years (subject to the terms of the parenthetical and the proviso in Section 11.3.A(y))) after the Effective Date (or, if later, the date of the issuance of a Partnership Unit to a Limited Partner pursuant to Article IV hereof) which one-year (or two-year, if applicable) period shall commence upon the issuance of such Partnership Unit regardless of whether such Partnership Unit is designated upon issuance as a Class A Unit, a Class B Unit, a Class C Unit, a Class D Unit, a Class E Unit or otherwise and shall include any class A Unit issued in exchange for such Partnership Unit pursuant to Section 4.2.D), or on or after such date prior to the expiration of such one-year period or two-year period, as applicable, as the General Partner, in its sole and absolute discretion, designates with respect to any or all Partnership Units then outstanding, the holder of a Partnership Unit (if other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) shall have the right (the "Redemption Right") to require the Partnership to redeem such Partnership Unit on a Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. In addition, at any time commencing on the ninety-first (91st) day after the Effective Date and continuing until (but not after) the first anniversary of the Effective Date, any holder of a Class E Unit shall have the right (which shall also be deemed a Redemption Right hereunder) to require the Partnership to redeem such Partnership Unit on a Specified Redemption Date and at a redemption price equal to and in the form of ninety-four percent (94%) of the Cash Amount to be paid by the Partnership. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"). A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Redeeming Partner holds less than one thousand (1,000) Partnership Units, for less than all of the Partnership Units held by such Redeeming Partner.

         (ii) The Redeeming Partner shall have no right with respect to any Partnership Units so redeemed to receive any distributions paid after the Specified Redemption Date.

         (iii) The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of the such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

         (iv) In the event that the General Partner provides notice to the Limited Partners, pursuant to Section 8.5.C hereof, the Redemption Right shall be exercisable, subject to the one-year limitation contained in Section 8.6(a)(i) (and, for purposes of this clause (iv), the two-year limitation imposed on Restricted Partners under this Section 8.6 shall be shortened to one year after the Effective Date beyond the first anniversary of the Effective
Date), during the period commencing on the date on which the General Partner provides such notice and ending on the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, the date that is twenty (20) days after the date the General Partner provides such notice pursuant to Section 8.5.C hereof). In the event that this subparagraph (iv) applies, the Specified Redemption Date shall be the sooner of
(1) the tenth (10th) Business Day after the Partnership receives the Redemption Notice or (2) the Business Day immediately preceding the record date to determine shareholders eligible to receive a distribution or vote on approval; provided that if such time determined pursuant to clause (1) or (2) above occurs in less than ten (10) Business Days and the Partnership elects to redeem the subject Partnership Units for cash, the Partnership will have up to ten (10) Business Days from receipt of the Redemption Notice to deliver payment in respect of such Partnership Units.

         (v) Notwithstanding the terms of Section 8.6.A(i) or anything else in this Agreement to the contrary, if there shall have been a merger or consolidation of the General Partner, or a sale or all or substantially all of the assets of the General Partner as an entirety, and in either case, in connection therewith, the shareholders of the General Partner are obligated to accept cash and/or debt obligations in full or partial consideration for their Shares, then the portion of the Redemption Amount per Partnership Unit that corresponds to the portion of Value of the total consideration receivable for one Share multiplied by the Conversion Factor (a "Unit Equivalent") that is required to be accepted in cash and/or debt obligations shall thereafter be an amount of cash equal to the sum of (i) the cash payable for a Unit Equivalent on the date of the closing of such merger, consolidation or sale and (ii) the Value on the date of the closing of such merger, consolidation, or sale of the debt obligations to be received with respect to a Unit Equivalent, adjusted as set forth below (this amount of cash is referred to as the "Required Cash Payment") (the percentage that the Required Cash Payment represents of the total Redemption Amount with respect to a Partnership Unit, determined as of such closing date, is referred to as the "Pro Rata Portion"). The balance of the Redemption Amount per Partnership Unit shall be determined as provided for in the definitions of Conversion Factor, Redemption Amount, Shares Amount, Cash Amount and Value. In the event that the merger, consolidation or sale giving rise to the application of this clause (v) occurs at a time when there shall be any Persons the consent of whom is required pursuant to the definition of "Consent of Certain Limited Partners", then the Required Cash Payment shall be increased by a cash payment to the extent required to provide such Limited Partner, upon the exercise of its Redemption Right with respect to a Partnership Unit, with an Internal Rate of Return on such Required Cash Payment for the period from the date of such merger, consolidation or sale to the date of the redemption of the Partnership Unit, when taken together with the Pro Rata Portion of all distributions received by such Limited Partner with respect to such Partnership Unit from and after the effective date of the merger, consolidation or sale equal to the Treasury Constant Yield. As used herein, the "Treasury Constant Yield" shall mean the arithmetic mean of the rates published as "Treasury Constant Maturities" as of 5:00 p.m., New York time, for the five business days preceding the effective date of the merger, consolidation or sale, as shown on the USD screen of the Telerate service (or if such service is not available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for "On the Run" U.S. Treasury obligations corresponding to the twentieth anniversary of the date hereof). If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month). As used herein, "Internal Rate of Return" shall mean, with respect to a rate of return of the Constant Treasury Yield, commencing on the effective date of the merger, consolidation or sale, compounded quarterly to the extent not paid on a current basis, taking into account the timing and amounts of this Pro Rata Portion of all distributions by the Partnership to such Partner with respect to such Partnership Unit; for purposes of computing the Internal Rate of Return, distributions to a Partner at any time during a month shall be deemed to be made and received on the day actually made.

              B. General Partner Assumption of Right. (i) If a Limited Partner has delivered a Notice of Redemption (other than a Notice of Redemption relating to a Class E Unit given prior to the first anniversary of the Effective Date), the General Partner may, in its sole and absolute discretion (subject to any limitations on ownership and transfer of Shares set forth in the Declaration of Trust), elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the Shares Amount, as the General Partner determines in its sole and absolute discretion (provided that payment of the Redemption Amount in the form of Shares shall be in Shares registered under
Section 12 of the Exchange Act and listed for trading on the exchange or national market on which the Shares are Publicly Traded, and provided, further, that in the event that the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units and such Partnership Units shall automatically convert to Class A Units upon acquisition by the General Partner. Unless the General Partner, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6.B and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner shall, for federal income tax purposes, treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the General Partner. Nothing contained in this
Section 8.6.B shall imply any right of the General Partner to require any Limited Partner to exercise the Redemption Right afforded to such Limited Partner pursuant to Section 8.6.A above.

              (ii) In the event that the General Partner determines to pay the Redeeming Partner the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Partner in exchange for the Redeeming Partner's Partnership Units shall be the applicable Shares Amount. In the event this amount is not a whole number of Shares, the Redeeming Partner shall be paid
(i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Partner.

              (iii) Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

              C. Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.6.A and 8.6.B above, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A above if (but only as long as) the delivery of Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Declaration of Trust, or (ii) as long as the Shares are Publicly Traded, would be prohibited under applicable federal or state securities laws or regulations (assuming the General Partner would in fact assume and satisfy the Redemption Right).

              D. No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens, and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

              E. Additional Partnership Interests. In the event that the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such amendments to this Section 8.6 as it determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests).

              F. Transfer Tax Limitations. Notwithstanding anything herein to the contrary, until the first business day following the second anniversary of the Effective Date, the Partnership and the General Partner shall have the right, in connection with a Limited Partner's exercise of its Redemption Right:

                   (1)   to condition the payment of the redemption price under
                         Section 8.6(A)(i) upon the General Partner's sole satisfaction that any New York Real Estate Transfer Tax and New York City Real Property Transfer Tax payable by reason of such Limited Partner's redemption prior to the expiration of two years following the Effective Date shall have been paid in full or that adequate provision has been made therefor (as determined by the General Partner in its sole discretion); and

                   (2) if the General Partner elects under Section 8.6.B to pay the Shares Amount, then such Limited Partner shall be obligated, as a condition to the effective exercise of the Redemption Right, to escrow with the General Partner an amount equal to the New York Real Estate Transfer Tax and New York City Real Property Transfer Tax that would have been payable as of the exercise of the Redemption Right, assuming such Limited Partner transferred the Share Amount received on such date prior to the expiration of two years following the Effective Date. Such escrow may be used by the General Partner or the Limited Partner who provided such escrow for the payment of the taxes described in this subparagraph (2) above, provided, in the latter event, the General Partner shall have determined, in its good faith discretion, that such tax will be paid. Such escrow shall be released to the Limited Partner, to the extent not used, after the expiration of the 2-year period if the General Partner shall determine in its sole discretion exercised in good faith that no such transfer tax shall have been due and payable.

Section 8.7   Right of Offset

              The General Partner shall have the right to offset any amounts owed to the Partnership or the General Partner by any Limited Partner pursuant to (i) any written agreement between such Limited Partner and the Partnership, the General Partner or an Affiliate of either of them pursuant to which such Limited Partner acquired Partnership Units or (ii) the provisions of Section 5.2, Section 8.6.F or Section 11.7 of this Agreement, against any amounts owed to such Limited Partner by the Partnership or the General Partner hereunder, including the right to cancel or acquire, as applicable, the Units held by such Limited Partner, based on the Cash Amount that would be payable therefor, assuming a redemption as of the date of cancellation or acquisition, as applicable. In exercising the foregoing offset rights, the General partner shall be required to give a Limited Partner, in the case of an offset against a distribution, five (5) days prior written notice (provided, however, that if a distribution is to be made at any time during such five day period the General Partner may retain the distribution payable to any Limited Partner to whom such a written notice has been given to the extent of the amount owed by such limited Partner pending the passage of such period and upon the passage of such period without payment of all amounts owed by the applicable Limited Partner, the General Partner shall be entitled to the right of offset described above, it being understood that if the Limited Partner pays in full the amount owed the General Partner shall promptly release the retained distribution to such Limited Partner) and, in the case of an offset against Partnership Units (through cancellation or acquisition), ten (10) days' prior written notice, in each case of the amount owed (determined as of a date reasonably close to the date of such notice) and the proposed offset and the Limited Partner has not paid the amount owed within such period.


                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1   Records and Accounting

              The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 below. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, computer disk, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2   Fiscal Year

              The fiscal year of the Partnership shall be the calendar year.

Section 9.3   Reports

              A. Annual Reports. As soon as practicable, but in no event later than the date on which the General Partner Entity mails its annual report to its shareholders, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Partnership Year, containing financial statements of the Partnership, or of the General Partner Entity if such statements are prepared solely on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner Entity.

              B. Quarterly Reports. If and to the extent that the General Partner Entity mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such quarter, of the Partnership, or of the General Partner Entity if such statements are prepared solely on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.


                                    ARTICLE X
                                   TAX MATTERS

Section 10.1  Preparation of Tax Returns

              The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

Section 10.2  Tax Elections

              Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3  Tax Matters Partner

              A. General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, that such information is provided to the Partnership by the Limited Partners.

              B. Powers. The tax matters partner is authorized, but not required:

                   (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                   (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                   (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                   (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                   (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                   (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

              The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

              C. Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or a law firm to assist the tax matters partner in discharging its duties hereunder, as long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4  Organizational Expenses

              The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

Section 10.5  Withholding

              Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a recourse loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI
                            TRANSFERS AND WITHDRAWALS

Section 11.1  Transfer

              A. Definition. The term "transfer," when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any redemption or repurchase of Partnership Units by the Partnership from a Partner (including the General Partner) or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6 hereof or otherwise. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and no part of the interest of a Limited Partner may be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

              B. General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

Section 11.2  Transfers of Partnership Interests of General Partner

              A. Except for transfers of Partnership Units to the Partnership as provided in Section 7.5 or Section 8.6 hereof, the General Partner may not transfer any of its Partnership Interest (including both its General Partnership Interest and its Limited Partnership Interest) except in connection with a transaction described in Section 11.2.B below or as otherwise expressly permitted under this Agreement), nor shall the General Partner withdraw as General Partner except in connection with a transaction described in Section 11.2.B below.

              B. The General Partner shall not engage in any merger (including a triangular merger), consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of the terms of any outstanding Common Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Termination Transaction"), unless , in connection therewith, all Limited Partners (other than the General Partner, the General Partner Entity and any entities controlled by either of them) will have the right to elect to receive, or, subject to Section 7.11.C., will receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of Shares, if any, corresponding to such Partnership Unit in consideration of one such Share; provided, that if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have first been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares and a holder of Partnership Units did not receive advance written notice (whether from the General Partner, the offeror or otherwise) of the offer and an opportunity to redeem its Partnership Units substantially in accordance with the provisions in Section 8.6, then such holder of Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Partnership Units immediately prior to such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and to the extent required by the terms thereof applicable to all other holders of Shares participating in the purchase, tender or exchange offer, participated in all other phases of such Termination Transaction as well.

Section 11.3  Limited Partners' Rights to Transfer

              A. General. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6 below, prior to the first anniversary (or, in the case of a Restricted Partner, the second anniversary or, in the case of Bernard H. Mendik or David R. Greenbaum only, such earlier date, if any, on which such individual's employment with the Partnership shall be terminated without Cause, due to a Disability or for Good Reason (as such terms are defined in the case of Mr. Mendik in Exhibit B to the Noncompetition Agreement dated as of April 15, 1997 by and among Vornado Realty Trust, The Mendik Company, L.P. and Bernard H. Mendik, and in the case of Mr. Greenbaum in Section 4(b), Section 4(c), and
Section 4(d) of the Employment Agreement dated as of April 15, 1997 by and among Vornado Realty Trust, The Mendik Company, L.P. and David R. Greenbaum)) of the Effective Date, the Limited Partnership Interest of any Partner may not be transferred in whole or in part, directly, indirectly or beneficially, without the prior written consent of the General Partner, which consent the General Partner may withhold in its sole discretion; provided, however, that it is expressly understood that subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6 below each Limited Partner will be permitted to make one or more transfers to any Affiliated Transferee of such Limited Partner. Commencing on the first anniversary after the Effective Date (or (x) in the case of a holder of Class E Units but only with respect to such Class E Units, the ninety-first (91st) day after the Effective Date, and (y) in the case of a Restricted Partner, the second anniversary after the Effective Date; provided, however, that the Partnership Units identified on Exhibit H hereto (which Partnership Units are beneficially owned, directly or indirectly, through a Restricted Partner by the Persons named opposite such Partnership Units on Exhibit H) shall not be deemed to be held by a Restricted Partner for purposes of Section 8.6.A and this Section 11.3.A), and subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6 below, a Limited Partner (other than the General Partner or the General Partner Entity or any Subsidiary of either of them) may transfer all or any portion of its Limited Partnership Interest to any person, provided such Limited Partner obtains the prior written consent of the General Partner, which consent may be withheld only if the General Partner determines in its sole discretion exercised in good faith that such a transfer would cause the Partnership or any or all of the Partners other than the Limited Partner seeking to transfer its rights as a Limited Partner to be subject to tax liability as a result of such transfer. Any purported transfer attempted in violation of the foregoing sentence shall be deemed void ab initio and shall have no force or effect.

              B. Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

              C. No Transfers Violating Securities Laws. The General Partner may prohibit any transfer of Partnership Units by a Limited Partner if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

              D. No Transfers Affecting Tax Status of Partnership. No transfer of Partnership Units by a Limited Partner (including a redemption or exchange pursuant to Section 8.6 hereof) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity or pursuant to a transaction not prohibited under
Section 11.2 hereof), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner Entity or the General Partner (as applicable) to continue to qualify as a REIT or would subject the General Partner Entity or the General Partner (as applicable) to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code.

              E. No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion; provided, that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

              F. Certain Pledged Interests. Concurrently with the execution and delivery of this Agreement, (i) to secure its obligations under the Indemnification Agreement, dated as of April 15, 1997, among the Partnership, FW/Mendik REIT, L.L.C. and others, FW/Mendik, L.L.C., a Limited Partner, is pledging a portion of its limited partnership interest pursuant to a Pledge and Security Agreement, dated as of April 15, 1997, namely, 360,577 Class C Units represented by "Certificate Evidencing Partnership Interests in Vornado Realty L.P., Certificate No. R - C _______"; (ii) to secure its obligations under the letter agreement relating to certain management agreements, dated as of April 15, 1997, between FW/Mendik REIT, L.L.C. and the Partnership, FW/Mendik REIT, L.L.C. is pledging a portion of its limited partnership interest pursuant to a Pledge and Security Agreement, dated as of the date hereof, namely, 40,386 Class C Units represented by "Certificate Evidencing Partnership Interests in Vornado Realty L.P., Certificate No. R - C _____"; and (iii) to secure its obligations under the Agreement for Contribution of Interests in Eleven Penn Plaza Company, dated as of March 11, 1997, by and among The Mendik Company, L.P., Nicardo Corporation, N.V., Rcay, S.A. and Bernard H. Mendik, Nicardo Corporation, N.V. and Rcay, S.A. are pledging a portion of their limited partnership interests, namely 147,576 Class E Units represented by "Certificate Evidencing
Partnership Interests in Vornado Realty L.P., Certificate Nos. R - E1 and R -
E3."

Section 11.4  Substituted Limited Partners

              A. Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place without the consent of the General Partner to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

              B. Rights of Substituted Limited Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11 hereof and such other documents or instruments as may be required to effect the admission).

              C. Amendment and Restatement of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend and restate Exhibit A hereto to reflect the name, address, Capital Account, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest of the predecessor of such Substituted Limited Partner.

Section 11.5  Assignees

              If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 above as a Substituted Limited Partner, as described in Section 11.4 above, such transferee shall be considered an Assignee for purposes of this Agreement, subject, however, to Section 11.7


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
hereof. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.6 hereof, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6  General Provisions

              A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6 hereof.

              B. Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6 hereof shall cease to be a Limited Partner.

              C. Timing of Transfers. Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

              D. Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.6 hereof, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with
Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions attributable to any Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

              E. Additional Restrictions. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.6 hereof) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law;
(iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction not prohibited under Section 11.2 hereof); (v) if in the opinion of counsel to the Partnership, such transfer would cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction not prohibited under Section 11.2 hereof); (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.1-101; (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) if such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a "publicly traded partnership," as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code; (x) if such transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (xi) if the transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 15.15 hereof or such transfer could otherwise adversely affect the ability of the General Partner Entity or the General Partner (as applicable) to remain qualified as a REIT; or (xii) if in the opinion of legal counsel for the Partnership, such transfer would adversely affect the ability of the General Partner Entity or the General Partner (as applicable) to continue to qualify as a REIT or subject the General Partner Entity or the General Partner (as applicable) to any additional taxes under
Section 857 or Section 4981 of the Code.

              F. Avoidance of "Publicly Traded Partnership" Status. The General Partner shall (a) use commercially reasonable efforts (as determined by it in its sole discretion exercised in good faith) to monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code) (the "Safe Harbors") and (b) take such steps as it believes are commercially reasonable and appropriate (as determined by it in its sole discretion exercised in good faith) to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met.

Section 11.7  Payment of Incremental Tax

              Notwithstanding anything herein to the contrary, until the business day immediately following the second anniversary of the Effective Date, no Person shall be admitted as a Substitute Limited Partner and no person shall be considered an Assignee for purposes of this Agreement, and any transaction or other form of conveyance or disposition of any sort whatsoever purporting to transfer an interest in this Agreement or in the Partnership or substitute a limited partner shall be null and void and of no force and effect unless concurrently with such purported transfer the transferor shall establish to the sole satisfaction of the General Partner exercised in good faith that any New York State Transfer Tax and/or New York City Real Estate Transfer Tax payable in connection with the purported transfer by reason of the transferor's failure to hold for a two-year period the Partnership Units issued as of the Effective Date shall have been paid. A Limited Partner shall be obligated to pay the transfer taxes described above in this Section 11.7.

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                                   ARTICLE XII
                              ADMISSION OF PARTNERS

Section 12.1  Admission of Successor General Partner

              A successor to all of the General Partner's General Partnership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner's executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2  Admission of Additional Limited Partners

              A. General. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner's sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement, including, without limitation, pursuant to Section 4.1.C hereof, or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

              B. Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.3  Amendment of Agreement and Certificate of Limited Partnership

              For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership (including an amendment and restatement of Exhibit A hereto) and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 15.11 hereof.

                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

Section 13.1  Dissolution

              The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event") :

                   (i) the expiration of its term as provided in Section 2.4 hereof;

                   (ii) an event of withdrawal of the General Partner, as defined in the Act (other than an event of Bankruptcy), unless, within ninety
(90) days after the withdrawal a Majority in Interest of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

                   (iii) an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion, after December 31, 2046;

                   (iv) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

                   (v) the sale of all or substantially all of the assets and properties of the Partnership for cash or for marketable securities (subject to Section 7.11.C); or

                   (vi) a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or within ninety days after of the entry of such order or judgment a Majority in Interest of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

Section 13.2  Winding Up

              A. General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

                   (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                   (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

                   (3) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

              B. Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A above which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A above, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3  Compliance with Timing Requirements of Regulations

              Subject to Section 13.4 below, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be:
(A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

Section 13.4  Deemed Distribution and Recontribution

              Notwithstanding any other provision of this Article XIII, in the event the Partnership is deemed liquidated within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed its assets in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such assets subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership assets in kind to the Partnership, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

Section 13.5  Rights of Limited Partners

              Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

Section 13.6  Notice of Dissolution

              In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1 above, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.7  Cancellation of Certificate of  Limited Partnership

              Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 above, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.8  Reasonable Time for Winding Up

              A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 above, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

Section 13.9  Waiver of Partition

              Each Partner hereby waives any right to partition of the Partnership property.

Section 13.10 Liability of Liquidator

              The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.11 hereof.

                                   ARTICLE XIV
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1  Amendments

              A. General. Amendments to this Agreement may be proposed only by the General Partner. Following such proposal (except an amendment pursuant to Section 14.1.B below), the General Partner shall submit any proposed amendment to the Limited Partners and shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal; provided, however, that in the case of any Consent required under Section 7.11.C or 7.11.D, the General Partner shall be required to give the Limited Partners (other than Mr. Mendik, Mr. Greenbaum or any Mendik Owners with respect thereto) entitled to vote thereon two (2) written requests for a response and in determining the votes cast for or against such Consent the Partnership Units of Limited Partners (other than Mr. Mendik, Mr. Greenbaum or any Mendik Owners with respect thereto) entitled to vote thereon who do not respond in writing to either such request within the time period established by the General Partner shall be deemed to have been voted for or against the proposed Consent in the same proportion as the votes actually received.

              B. Amendments Not Requiring Limited Partner Approval. Subject to
Section 14.1.C and 14.1.D, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to reflect any changes to this Agreement that the General Partner deems necessary or appropriate in its sole discretion, provided that such change does not adversely affect or eliminate any right granted to a Limited Partner pursuant to any of the provisions of this Agreement specified in Section 14.1.C or Section 14.1.D as requiring a particular minimum vote. The General Partner shall notify the Limited Partners when any action under this Section 14.1.B is taken in the next regular communication to the Limited Partners.

              C. Amendments Requiring Limited Partner Approval (Excluding General Partner). Without the Consent of the Outside Limited Partners, the General Partner shall not amend Section 4.2.A, Section 5.1.C, Section 7.5,
Section 7.6, Section 7.8, Section 11.2, Section 13.1, this Section 14.1.C or
Section 14.2.

              D. Other Amendments Requiring Certain Limited Partner Approval. Notwithstanding anything in this Section 14.1 to the contrary, this Agreement shall not be amended with respect to any Partner adversely affected without the Consent of such Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest,
(ii) modify the limited liability of a Limited Partner, (iii) amend Section 7.11.A, (iv) amend Article V, Article VI, or Section 13.2.A(3) (except as permitted pursuant to Sections 4.2, 5.1.C, 5.4 and 6.2, (v) amend Section 8.6 or any defined terms set forth in Article I that relate to the Redemption Right (except as permitted in Section 8.6.E), or (vi) amend this Section 14.1.D. In addition, any amendment to Section 7.11.C of this Agreement shall require the following consent:

              (i) In the event that the amendment to Section 7.11.C affects the Two Penn Plaza Property or the rights of holders of Two Penn Plaza Units, such amendment shall require the Consent of Partners (other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) who hold seventy-five percent (75%) of the Two Penn Plaza Units;

              (ii) In the event that the amendment to Section 7.11.C affects the Eleven Penn Plaza Property or the rights of holders of Eleven Penn Plaza Units, such amendment shall require the Consent of Partners (other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) who hold seventy-five percent (75%) of the Eleven Penn Plaza Units; and

              (iii) In the event that the amendment to Section 7.11.C affects the 866 U.N. Plaza Property or the rights of holders of 866 U.N. Plaza Units, such amendment shall require the Consent of Partners (other than the General Partner or the General Partner Entity or any Subsidiary of either the General

              Partner or the General Partner Entity) who hold seventy-five percent (75%) of the 866 U.N. Plaza Units.

              E. Amendment and Restatement of Exhibit A Not An Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A hereto by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.1.A(20) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary by the General Partner without the Consent of the Limited Partners.

              F. Amendment by Merger. In the event that the Partnership participates in any merger (including a triangular merger), consolidation or combination with another entity in a transaction not otherwise prohibited by this Agreement and as a result of such merger, consolidation or combination this Agreement is to be amended (or a new agreement for a limited partnership or limited liability company, as applicable, is to be adopted for the surviving entity) and any of the Outside Limited Partners (as defined herein in "Consent of Outside Limited Partners") will hold equity interests in the continuing or surviving entity, then any such amendments to this Agreement (or changes from this Agreement reflected in the new agreement for the surviving entity) shall require the consents provided in Section 14.1.C and Section 14.1.D.

Section 14.2  Meetings of the Partners

              A. General. Meetings of the Partners may be called only by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting; provided that a Partner's attendance at any meeting of Partners shall be deemed a waiver of the foregoing notice requirement with respect to such Partner. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A above. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

              B. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

              C. Proxy. Each Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of notice thereof in writing.

              D. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                   ARTICLE XV
                               GENERAL PROVISIONS


Section 15.1  Addresses and Notice

              Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A hereto or such other address as the Partners shall notify the General Partner in writing.

Section 15.2  Titles and Captions

              All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections " are to Articles and Sections of this Agreement.

Section 15.3  Pronouns and Plurals

              Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4  Further Action

              The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5  Binding Effect

              This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6  Creditors; Other Third Parties

              Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor or other third party having dealings with the Partnership.

Section 15.7  Waiver

              No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8  Counterparts

              This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9  Applicable Law

              This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10 Invalidity of Provisions

              If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 Power of Attorney

              A. General. Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                   (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in,
                         Article XI, XII or XIII hereof or the Capital Contribution of any Partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                   (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

              Nothing contained in this Section 15.11 shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

              B. Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 15.12 Entire Agreement

              This Agreement and all Exhibits attached hereto (which Exhibits are incorporated herein by reference as if fully set forth herein) contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

Section 15.13 No Rights as Shareholders

              Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the General Partner Entity or the General Partner (if different), including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner Entity or the General Partner (if different) or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of directors of the General Partner Entity or the General Partner (if different) or any other matter.

Section 15.14 Limitation to Preserve REIT Status

              To the extent that any amount paid or credited to the General Partner or its officers, directors, employees or agents pursuant to Section 7.4 or Section 7.7 hereof would constitute gross income to the General Partner Entity or the General Partner (if it is to be qualified as a REIT) for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a "General Partner Payment") then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments for any fiscal year shall not exceed the lesser of:

              (i) an amount equal to the excess, if any, of (a) 5% of the General Partner Entity's or the General Partner's (if it is to be qualified as a REIT) total gross income (but not including the amount of any General Partner Payments) for the fiscal year over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner Entity or the General Partner (if it is to be qualified as a REIT) from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

              (ii) an amount equal to the excess, if any of (a) 25% of the General Partner Entity's or the General Partner's (if it is to be qualified as a REIT) total gross income (but not including the amount of any General Partner Payments) for the fiscal year over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner Entity or the General Partner (if it is to be qualified as a REIT) from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments);

provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner Entity or the General Partner (if it is to be qualified as a REIT), as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner Entity's or the General Partner's (if it is to be qualified as a REIT) ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided, further, that (i) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Partnership Year, such payments shall be applied to the earliest Partnership Year first.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                             GENERAL PARTNER:

                             VORNADO REALTY TRUST

                             By:    /s/ Joseph Macnow
                                    -----------------------------
                             Name:  Joseph Macnow
                             Title: Vice President


                             LIMITED PARTNERS:


                             THE MENDIK COMPANY, INC.

                             By:    /s/ David R. Greenbaum
                                    -----------------------------
                             Name:  David R. Greenbaum
                             Title: President


                             FW/MENDIK REIT, L.L.C.

                             By:  Mendik Holdings LLC, member

                                  By:   Mendik Holdings, Inc., managing member

                                  By:    /s/ David R. Greenbaum
                                         -----------------------------
                                  Name:  David R. Greenbaum
                                  Title: President


                             EACH OF THE PERSONS LISTED ON EXHIBIT A HERETO (not set forth above)


                             By:    /s/ David R. Greenbaum
                                    -----------------------------
                             Name:  David R. Greenbaum
                             Title: Attorney-in-Fact

                                    EXHIBIT A


                               VORNADO REALTY L.P.
                       PARTNERS AND PARTNERSHIP INTERESTS*
                                 (as of 4/24/97)

                                                                       Class of Units
                                     -----------------------------------------------------------------------------------------------
                                         Series A                                                        Agreed Initial   Percentage
                                     Preferred Units     A          C         D        E          Total  Capital Account   Interest
                                     ===============================================================================================
Vornado Realty Trust**                 5,750,000     26,547,680                               32,297,680  2,039,646,880    91.5821%
The Mendik Partnership, L.P.                                    1,274,891                      1,274,891     84,142,806     3.7781%
F/W Mendik REIT, L.L.C.                                           400,963                        400,963     26,463,558     1.1882%
Mendik RELP Corp.                                                     423                            423         27,918     0.0013%
2750 Associates                                                             1,273                  1,273         84,018     0.0038%
Abrams, Trust U/W/O Ralph                                                   3,622                  3,622        239,052     0.0107%
Adler, Robert                                                               1,248                  1,248         82,368     0.0037%
Alpert, Vicki                                                               2,614                  2,614        172,524     0.0077%
Ambassador Construction Company, Inc.                                      18,211                 18,211      1,201,926     0.0540%
Aschendorf-Shasha, Ellen                                                      855                    855         56,430     0.0025%
Ash, Herbert                                                                   77                     77          5,082     0.0002%
Aubert, Trust FBO Lysa (Schwartz)                                           2,267                  2,267        149,622     0.0067%
Barr, Thomas                                                                  922                    922         60,852     0.0027%
Barkin, Leonard                                                               481                    481         31,746     0.0014%
Batkin, Estate of Jean                                                      4,474                  4,474        295,284     0.0133%
Batkin, Jean Trust                                                            931                    931         61,446     0.0028%
Batkin, Nancy                                                                 466                    466         30,756     0.0014%
Berenson, David                                                               517                    517         34,122     0.0015%
Berenson, Joan                                                                691                    691         45,606     0.0020%
Berenson, Richard                                                             421                    421         27,786     0.0012%
Berenson, Robert                                                              881                    881         58,146     0.0026%
Bianculli, Louis                                                            5,604                  5,604        369,864     0.0166%
Bierman, Jacquin                                                            2,688                  2,688        177,408     0.0080%
Blumenthal, Joel Marie                                                         77                     77          5,082     0.0002%
Braverman, Madlyn                                                          17,516                 17,516      1,156,056     0.0519%
Carb, Sally                                                                 1,052                  1,052         69,432     0.0031%
Carney, Thomas                                                                678                    678         44,748     0.0020%
Chambers, Robert                                                            3,709                  3,709        244,794     0.0110%
CHO Enterprises                                                             2,682                  2,682        177,012     0.0079%

--------------------------

         * Address of Partners are maintained in the Partnership's records.

         ** Directly and through the following subsidiaries: Vornado Finance Corp., Vornado Lending Corp., Vornado Investments Corporation, 40 East 14 Realty Associates General Partnership, Menands Holding Corporation, National Hydrant Corporation, 825 Seventh Avenue Holding Corporation and Two Guys from Harrison, N.Y. Inc.

                               VORNADO REALTY L.P.
                       PARTNERS AND PARTNERSHIP INTERESTS
                                 (as of 4/24/97)

                                                                     Class of Units
                                          -------------------------------------------------------------------------------------
                                              Series A                                              Agreed Initial  Percentage
                                          Preferred Units     A      C       D       E      Total  Capital Account   Interest
                                          =====================================================================================
Dembner, Shirley                                                              39               39        2,574        0.0001%
Dembner, Shirley UGMA for Lindsey  Dembner                                 1,731            1,731      114,246        0.0051%
Doner, Max                                                                 1,682            1,682      111,012        0.0050%
Downey, Michael                                                     427                      427       28,182         0.0013%
Dryfoos, Jacqueline                                                          481              481       31,746        0.0014%
Dubrowski, Raymond                                                         1,152            1,152       76,032        0.0034%
Evans, Ben                                                                    52               52        3,432        0.0002%
Field, Walter L.                                                             840              840       55,440        0.0025%
Jesse Fierstein & Co.                                                      1,786            1,786      117,876        0.0053%
Fischer, Alan A.                                                           1,682            1,682      111,012        0.0050%
Freedman, Robert                                                           2,885            2,885      190,410        0.0085%
Gershon, Estate of Murray                                                  5,247            5,247      346,302        0.0155%
Getz, Howard                                                                 135              135        8,910        0.0004%
Getz, Sandra                                                               3,522            3,522      232,452        0.0104%
Getz, Sandra & Howard                                                        374              374       24,684        0.0011%
Gold, Frederica                                                              207              207       13,662        0.0006%
Ginsberg, Benedict                                                           466              466       30,756        0.0014%
Goldberg, Clarence                                                           458              458       30,228        0.0014%
Goldring, Stanley                                                          5,377            5,377      354,882        0.0159%
Goldschmidt, Beatrice                                                     10,865           10,865      717,090        0.0322%
Goldschmidt, Charles                                                       5,376            5,376      354,816        0.0159%
Goldschmidt, Edward                                                        6,421            6,421      423,786        0.0190%
Goldschmidt, C. Trust U/A/D 7/11/90                                        4,037            4,037      266,442        0.0120%
Goldschmidt, Lawrence                                                     60,361           60,361    3,983,826        0.1789%
Gorfinkle, Alaine                                                            332              332       21,912        0.0010%
Gorfinkle, Lawrence                                                        1,915            1,915      126,390        0.0057%
Green, Bernard                                                             8,547            8,547      564,102        0.0253%
Greif, Goldie                                                              3,362            3,362      221,892        0.0100%
Gutenberg, Bernice                                                           328              328       21,648        0.0010%
H L Silbert trustee U/W of H A Goldman                                     8,097            8,097      534,402        0.0240%
Hagler, Philip                                                             6,637            6,637      438,042        0.0197%
Harteveldt, Robert L.                                                      2,564            2,564      169,224        0.0076%
Hirsch, Phillip J.                                                           169              169       11,154        0.0005%
Hirsch, Judith                                                               169              169       11,154        0.0005%

                               VORNADO REALTY L.P.
                       PARTNERS AND PARTNERSHIP INTERESTS
                                 (as of 4/24/97)

                                                                           Class of Units
                                         ------------------------------------------------------------------------------------------
                                             Series A                                                   Agreed Initial  Percentage
                                         Preferred Units    A          C         D       E     Total   Capital Account   Interest
                                         ==========================================================================================
Hrusha, Alan                                                                      922             922         60,852       0.0027%
Hutner, Anne Trust F/B/O                                                        2,305           2,305        152,130       0.0068%
Hutner, Estate of Irwin                                                         5,667           5,667        374,022       0.0168%
INS Realty Associates                                                         134,758         134,758      8,894,028       0.3994%
Fierstein Co.                                                                  13,735          13,735        906,510       0.0407%
Jaffe, Elizabeth                                                                   38              38          2,508       0.0001%
Jones, Hazel                                                                    1,248           1,248         82,368       0.0037%
Kaufman, Robert M.                                                                169             169         11,154       0.0005%
Klein, Robin                                                                    1,682           1,682        111,012       0.0050%
Knatten Inc.                                                                   59,024          59,024      3,895,584       0.1749%
Knight, Laureine                                                      5,121                     5,121        337,986       0.0152%
Komaroff, Stanley                                                                 288             288         19,008       0.0009%
Kosloff, Andrea                                                                    39              39          2,574       0.0001%
Kosloff, Andrea UGMA for Adam Kosloff                                           1,058           1,058         69,828       0.0031%
Kosloff, Andrea UGMA for Justin Kosloff                                         1,058           1,058         69,828       0.0031%
Koven, Irving                                                                   5,604           5,604        369,864       0.0166%
Kowal, Myron                                                                      374             374         24,684       0.0011%
Kramer, Saul                                                                      326             326         21,516       0.0010%
Kuhn, James D.                                                       68,712                    68,712      4,534,992       0.2036%
Kuhn, Leo                                                                         451             451         29,766       0.0013%
Kurshan, Herbert                                                                1,248           1,248         82,368       0.0037%
Lauder, Leonard                                                                 2,330           2,330        153,780       0.0069%
Lauder, Ronald                                                                  2,330           2,330        153,780       0.0069%
Leff, Joseph                                                                    1,682           1,682        111,012       0.0050%
Leff, Valerie                                                                   1,682           1,682        111,012       0.0050%
Lefkowitz, Howard                                                                 207             207         13,662       0.0006%
LeRoy Partners                                                                  4,274           4,274        282,084       0.0127%
Liroff, Harriett                                                                6,004           6,004        396,264       0.0178%
Liroff, Richard                                                                   766             766         50,556       0.0023%
Loewengart, Irene                                                                 832             832         54,912       0.0025%
Lovitz, David                                                                   1,122           1,122         74,052       0.0033%
Maayan Partners                                                                 4,808           4,808        317,328       0.0142%
Marvin, Morton                                                                    457             457         30,162       0.0014%
Marvin, Suzanne                                                                    38              38          2,508       0.0001%

                               VORNADO REALTY L.P.
                       PARTNERS AND PARTNERSHIP INTERESTS
                                 (as of 4/24/97)

                                                                                                     Class of Units
                                        --------------------------------------------------------------------------------------------
                                            Series A                                                      Agreed Initial  Percentage
                                        Preferred Units     A          C        D        E       Total   Capital Account   Interest
                                        ============================================================================================
Maynard, Jean                                                                  1,152              1,152        76,032       0.0034%
Mazer, David                                                                   3,362              3,362       221,892       0.0100%
Mazer, Richard                                                                 3,362              3,362       221,892       0.0100%
Mendik, Susan                                                         488                           488        32,208       0.0014%
Migdal, L. & Kalmus, E. Trustees u/w/o
   M Silberstein                                                               5,128              5,128       338,448       0.0152%
Mil Equities                                                                   6,667              6,667       440,022       0.0198%
Nicardo Corporation                                                                    297,629  297,629    19,643,514       0.8820%
Novick, Lawrence                                                                  77                 77         5,082       0.0002%
Oestreich, David A.                                                           19,404             19,404     1,280,664       0.0575%
Oestreich, Joan E.                                                            19,401             19,401     1,280,466       0.0575%
Oestreich, Sophy                                                               2,305              2,305       152,130       0.0068%
Oppenheimer, Martin J.                                                           169                169        11,154       0.0005%
Oppenheimer, Suzanne                                                             169                169        11,154       0.0005%
Phillips, Family Trust UWO Edith                                               1,682              1,682       111,012       0.0050%
Phillips, Estate of John D.                                                    1,682              1,682       111,012       0.0050%
Plum Partners L.P.                                                             4,808              4,808       317,328       0.0142%
Prentice Revocable Trust, 12/12/75                                             1,261              1,261        83,226       0.0037%
RCAY S.A.                                                                              129,385  129,385     8,539,410       0.3834%
Reichler, Richard                                                              2,700              2,700       178,200       0.0080%
Reingold, Suzy                                                                 2,444              2,444       161,304       0.0072%
Roberts, H. Richard                                                           19,713             19,713     1,301,058       0.0584%
Roche, Sara                                                                    1,682              1,682       111,012       0.0050%
Rolfe, Ronald                                                                    922                922        60,852       0.0027%
Rosenberg, Ilse                                                                  288                288        19,008       0.0009%
Rosenheim Revocable Living Trust of Edna                                         562                562        37,092       0.0017%
Rosenzveig, Abraham                                                            1,872              1,872       123,552       0.0055%
Rubashkin, Martin                                                                230                230        15,180       0.0007%
Rubin, Murray M.                                                               1,682              1,682       111,012       0.0050%
Sahid, Joseph                                                                    922                922        60,852       0.0027%
Saunders, Paul                                                                   922                922        60,852       0.0027%
Saul, Andrew                                                                  10,098             10,098       666,468       0.0299%
Schacht Estate of Natalie                                                         38                 38         2,508       0.0001%
Schacht, Ronald                                                                  456                456        30,096       0.0014%

                               VORNADO REALTY L.P.
                       PARTNERS AND PARTNERSHIP INTERESTS
                                 (as of 4/24/97)

                                                                      Class of Units
                                 ---------------------------------------------------------------------------------------------------
                                     Series A                                                            Agreed Initial   Percentage
                                 Preferred Units     A             C         D       E          Total    Capital Account   Interest
                                 ===================================================================================================
Schwartz, Trust FBO Samuel                                                 2,267                 2,267        149,622       0.0067%
Schwartz, Trust FBO Carolynn                                               2,267                 2,267        149,622       0.0067%
Shapiro, Howard                                                              634                   634         41,844       0.0019%
Shapiro, Robert I.                                                         1,682                 1,682        111,012       0.0050%
Shasha, Alfred                                                             2,885                 2,885        190,410       0.0085%
Shasha, Alfred A. & Hanina                                                 3,742                 3,742        246,972       0.0111%
Shasha, Alfred & Hanina Trustees                                           6,838                 6,838        451,308       0.0203%
Shasha, Robert Y.                                                            855                   855         56,430       0.0025%
Shasha-Kupchick, Leslie                                                    1,709                 1,709        112,794       0.0051%
Sheridan Family Partners, L.P.                                             7,972                 7,972        526,152       0.0236%
Shine, William                                                             1,383                 1,383         91,278       0.0041%
Silberstein, John J.                                             2,136                           2,136        140,976       0.0063%
Sillbert, Harvey I.                                                        8,097                 8,097        534,402       0.0240%
Simons, Robert                                                             1,682                 1,682        111,012       0.0050%
Sims, David                                                        427                             427         28,182       0.0013%
Slaner, Estate of Alfred P.                                               17,479                17,479      1,153,614       0.0518%
Steiner, Phillip Harry                                                       562                   562         37,092       0.0017%
Steiner, Richard Harris                                                      562                   562         37,092       0.0017%
Tannenbaum, Bernard                                                          494                   494         32,604       0.0015%
Tartikoff Living Trust                                                     1,682                 1,682        111,012       0.0050%
Winik, Trust U/W/O Carolyn                                                 1,682                 1,682        111,012       0.0050%
Watt, Emily                                                                  666                   666         43,956       0.0020%
Wang, Kevin                                                        427                             427         28,182       0.0013%
Weissman, Sheila                                                             332                   332         21,912       0.0010%
Williams, John                                                             1,122                 1,122         74,052       0.0033%
                                 ===================================================================================================
                            TOTAL   5,750,000    26,547,680  1,754,015   659,533   427,014  35,138,242  2,227,123,972     100.0000%
                                 ===================================================================================================

                                    EXHIBIT B
                           CAPITAL ACCOUNT MAINTENANCE



1.                Capital Accounts of the Partners

                  A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to
Section 6.1 of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C hereof.

                  B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                  (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv) (m)(4).

                  (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                  (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                  (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

                  (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

                  (6) Any items specially allocated under Section 2 of Exhibit C hereof shall not be taken into account.

                  C. Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.

                  D.       (1) Consistent with the provisions of Regulations
                           Section 1.704-1(b)(2)(iv)(f), and as provided in
                           Section 1.D(2), the Carrying Values of all
                           Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to
                           Section 6.1 of the Agreement.

                  (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and
                           (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

                  (3) In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

                  (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to
                           Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

                  E. The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

2.                No Interest

                  No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

3.                No Withdrawal

                  No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, V, VII and XIII of the Agreement.

                                    EXHIBIT C
                            SPECIAL ALLOCATION RULES

1.                Special Allocation Rules.

                  Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

                  A. Minimum Gain Chargeback. Notwithstanding the provisions of
Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704- 2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

                  B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i) (4). This
Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.

                  C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-
l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Partnership Year, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This
Section 1.C is intended to constitute a "qualified income offset" under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  D. Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

                  E. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

                  F. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

                  G. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2.                Allocations for Tax Purposes

                  A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                  B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

                  (1)      (a)      In the case of a Contributed Property, such
                                    items attributable thereto shall be
                                    allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution
                                    (taking into account Section 2.C of this Exhibit C); and

                           (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to
                                    Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                  (2)      (a)      In the case of an Adjusted Property, such
                                    items shall

                           (i) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

                           (ii) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

                           (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                  C.       To the extent Regulations promulgated pursuant to
Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall, subject to the following, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners. With respect to the Contributed Properties transferred to the Partnership in connection with the Consolidation, the Partnership shall elect to use the "traditional method" set forth in Treasury Regulation Section 1.704-3(b).

                                    EXHIBIT D
                              NOTICE OF REDEMPTION

                  The undersigned hereby irrevocably (i) elects to redeem _________ Partnership Units in Vornado Realty L.P. in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., as amended (the "Partnership Agreement"), and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that promptly after the Specified Redemption Date the Cash Amount or Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender. Capitalized terms used herein have the meanings assigned to them in the Partnership Agreement.

Dated:  _____________      Name of Limited Partner:_____________________________




                                        ________________________________________
                                        (Signature of Limited Partner)




                                        ________________________________________
                                        (Street Address)

                                        ________________________________________
                                        (City)          (State)       (Zip Code)




                      Signature Guaranteed by:__________________________________


IF SHARES ARE TO BE ISSUED, ISSUE TO:

Name:

Please insert social security or identifying number:

                                    EXHIBIT E

                         VALUE OF CONTRIBUTED PROPERTY

                                   [OMITTED]

                                    EXHIBIT F

                               RESTRICTED PARTNERS



FW/Mendik REIT, L.L.C.

Bernard H. Mendik

David R. Greenbaum

Any Mendik Owner

Mendik Realty Co., Inc.

The Mendik Partnership, L.P.

Mendik 1740 Corp.

Mendik RELP Corp.

20 Broad Street Company

Mendik 570 Corp.

                                    EXHIBIT G

                   DESIGNATION OF THE PREFERENCES, CONVERSION

                 AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS,

            LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS

                          AND CONDITIONS OF REDEMPTION



                                     OF THE



                            SERIES A PREFERRED UNITS





1.                Definitions.


                  In addition to those terms defined in the Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in the Agreement and this Exhibit G:

                  "Board of Trustees" shall mean the Board of Trustees of the General Partner or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series A Preferred Shares.

                  "Unit Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                  "Common Shares" shall mean the common shares of beneficial interest of the General Partner, par value $.04 per share.

                  "Conversion Price" shall mean the conversion price per Common Share for which the Series A Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to the terms of the Series A Preferred Shares and the Declaration of Trust. The initial conversion price shall be $72.75 (equivalent to a conversion rate of 0.68728 Common Shares for each Series A Preferred Share).

                  "Current Market Price" of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the General Partner or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the General Partner or the Board of Trustees.

                  "Distribution Payment Date" shall mean the first calendar day of January, April, July and October, in each year, commencing on July 1, 1997; provided, however, that if any Distribution Payment Date falls on any day other than a Unit Business Day, the dividend payment due on such Distribution Payment Date shall be paid on the first Unit Business Day immediately following such Distribution Payment Date.

                  "Distribution Periods" shall mean quarterly distribution periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on April 9, 1997 and end on and include June 30, 1997).

                  "Dividend Payment Date" shall mean a dividend payment date with respect to the Series A Preferred Shares.

                  "Dividend Periods" shall mean the quarterly dividend periods with respect to the Series A Preferred Shares.

                  "Fair Market Value" shall mean the average of the daily Current Market Prices per Common Share during the five (5) consecutive Trading Days selected by the General Partner commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

                  "Series A Preferred Shares" means the $3.25 Series A Convertible Preferred Shares of Beneficial Interest (liquidation preference $50.00 per share), no par value, issued by the General Partner.

                  "Series A Preferred Unit" means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series A Preferred

Shares. The Series A Partnership Units shall constitute a series of Preference Units. The Series A Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in this Exhibit G. It is the intention of the General Partner, in establishing the Series A Preferred Units, that each Series A Preferred Unit shall be substantially the economic equivalent of a Series A Preferred Share.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Partnership or the General Partner on behalf of the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units; provided, however, that if any funds for any class or series of Junior Units or any class or series of Partnership Units ranking on a parity with the Series A Preferred Units as to the payment of distributions are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                  "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

2.                Terms of the Series A Preferred Units.

                  A. Number. The maximum number of authorized Series A Preferred Units shall be 5,750,000.

                  B. Distributions. (i) The General Partner, in its capacity as the holder of the then outstanding Series A Preferred Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of $3.25 per Series A Preferred Unit (the "Annual Distribution Rate"). Such distributions shall be cumulative from the Effective Date and shall be payable quarterly, when, as and if authorized and declared by the General Partner, in arrears on Distribution Payment Dates, commencing on the first Distribution Payment Date after the Effective Date. Distributions are cumulative from the most recent Distribution Payment Date to which distributions have been paid. Accrued and unpaid distribution for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date.

                  (ii) The amount of dividends payable for each full Distribution Period for the Series A Preferred Units shall be computed by dividing the Annual Distribution Rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series A Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year. The General Partner, in its capacity as the holder of the then outstanding Series A Preferred Units, shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series A Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Units that may be in arrears.

                  (iii) So long as any Series A Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date on such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series A Preferred Units and all distributions declared upon any other series or class or classes of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series A Preferred Units and such Parity Units.

                  (iv) So long as any Series A Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the General Partner or any subsidiary, or as permitted under Article VI of the Declaration of Trust of the General Partner), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the General Partner, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (a) the full cumulative distributions on all outstanding Series A Preferred Units and any other Parity Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series A Preferred Units and all past distribution periods with respect to such Parity Units and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series A Preferred Units and any Parity Units.

                  C. Liquidation Preference. (i) In the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the General Partner, in its capacity as the holder of the Series A Preferred Units shall be entitled to receive Fifty Dollars ($50.00) per Series A Preferred Unit (the "Liquidation Preference") plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the General Partner, in its capacity as such holder; but the General Partner, in its capacity as the holder of Series A Preferred Units shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Partnership or the General Partner, the assets of the Partnership, or proceeds thereof, distributable to the General Partner, in its capacity as the holder of Series A Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Units, then such assets, or the proceeds thereof, shall be distributed among the General Partner, in its capacity as the holder of such Series A Preferred Units, and the holders of any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series A Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section C, (i) a consolidation or merger of the Partnership or the General Partner with one or more entities, (ii) a statutory share exchange by [the Partnership or] the General Partner and (iii) a sale or transfer of all or substantially all of the

Partnership's or the General Partner's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the General Partner.

                  (ii) Subject to the rights of the holders of Partnership Units of any series or class or classes of shares ranking on a parity with or prior to the Series A Preferred Units upon any liquidation, dissolution or winding up of the General Partner or the Partnership, after payment shall have been made in full to the General Partner, in its capacity as the holder of the Series A Preferred Units, as provided in this Section, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the General Partner, in its capacity as the holder of the Series A Preferred Units, shall not be entitled to share therein.

                  D. Redemption of the Series A Preferred Units. (i) Except in connection with the redemption of the Series A Preferred Shares by the General Partner as permitted by Article VI of the Declaration of Trust, the Series A Preferred Units shall not be redeemable prior to April 1, 2001. On and after April 1, 2001, the General Partner may, at its option, cause the Partnership to redeem the Series A Preferred Units for Class A Units, in whole or in part, as set forth herein, subject to the provisions described below.

                  (ii) The Series A Preferred Units may be redeemed, in whole or in part, at the option of the General Partner, in its capacity as the holder of the Series A Preferred Units, at any time, provided that the General Partner shall redeem an equivalent number of Series A Preferred Shares. Such redemption of Series A Preferred Units shall occur substantially concurrently with the redemption by the General Partner of such Series A Preferred Shares (the "Redemption Date").

                  (iii) Upon redemption of Series A Preferred Units by the General Partner on the Redemption Date, each Series A Preferred Unit so redeemed shall be converted into a number of Class A Units equal to the aggregate Liquidation Preference of the Series A Preferred Units being redeemed divided by the Conversion Price as of the opening of business on the Redemption Date.

                  Upon any redemption of Series A Preferred Units, the Partnership shall pay any accrued and unpaid distributions in arrears for any Distribution Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then the General Partner, in its capacity as the holder of Series A Preferred Units, shall be entitled to distributions payable on the equivalent number of Series A Preferred Units as the number of the Series A Preferred Shares with respect to which the General Partner shall be required, pursuant to the terms of the Declaration of Trust, to pay to the holders of Series A Preferred Shares at the close of business on such Dividend Payment Record Date for the Series A Preferred Shares who, pursuant to such Declaration of Trust, are entitled to the dividend payable on such Series A Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series A Preferred Shares before such Dividend Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Units called for redemption or on the Class A Units issued upon such redemption.

                  (iv) If full cumulative distributions on the Series A Preferred Units and any other series or class or classes of Parity Units of the Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series A Preferred Shares or shares of beneficial interest ranking on a parity with such Series A Preferred Shares as permitted under Article VI of the Declaration of Trust, the Series A Preferred Units may not be redeemed in part and the Partnership may not purchase, redeem or otherwise acquire Series A Preferred Units or any Parity Units other than in exchange for Junior Units.

                  As promptly as practicable after the surrender of the certificates for any such Series A Preferred Units so redeemed, such Series A Preferred Units shall be exchanged for certificates of Class A Units and any cash (without interest thereon) for which such Series A Preferred Units have been redeemed. If fewer than all the Series A Preferred Units represented by any certificate are redeemed, then new certificates representing the unredeemed Series A Preferred Units shall be issued without cost to the holder thereof.

                  (vi) No fractional Partnership Unit shall be issued upon redemption of a Series A Preferred Unit. Instead of any fractional interest in a Class A Unit that would otherwise be deliverable upon the redemption of a Series A Preferred Unit, the Partnership shall pay to the General Partner, in its capacity as the holder of such Series A Preferred Units, an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Shares of the General Partner on the Trading Day immediately preceding the Redemption Date.

                  (vii) The Partnership covenants that any Class A Unit issued upon redemption of the Series A Preferred Units shall be validly issued, fully paid and non-assessable.

                  E.       Conversion.

                  The General Partner, in its capacity as the holder of Series A Preferred Units, shall have the right to convert all or a portion of such Series A Preferred Units into Class A Units, provided that an equivalent number of Series A Preferred Shares are substantially concurrently therewith being converted into Common Shares, as follows:

                  (i) Subject to and upon compliance with the provisions of this Section E, the General Partner, in its capacity as the holder of Series A Preferred Units shall have the right, at its option, at any time to convert such shares into the number of fully paid and non-assessable Class A Units obtained by dividing the aggregate Liquidation Preference of such Series A Preferred Units by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (ii) of this Section E) by surrendering such Series A Preferred Units to the Partnership to be converted, such surrender to be made in the manner provided in paragraph (ii) of this Section E; provided, however, that the right to convert Series A Preferred Units called for redemption pursuant to Section D hereof shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the Partnership shall default in making payment of the Class A Units and any cash payable upon such redemption under Section D hereof.

                  (ii) In order to exercise the conversion right, the General Partner, in its capacity as the holder of each Series A Preferred Unit to be converted shall surrender the certificate representing such Series A Preferred Unit to the Partnership.

                  The General Partner, in its capacity as the holder of Series A Preferred Units, shall be entitled to receive the distribution payable on such Series A Preferred Units on a Distribution Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. However, Series A Preferred Units surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date (except Series A Preferred Units converted after the issuance of a notice of redemption of the Common Shares with respect to a Redemption Date during such period or coinciding with such Dividend Payment Date, such Series A Preferred Units being entitled to a distribution on the corresponding Distribution Payment Date) must be accompanied by payment of an amount equal to the distribution payable on such Series A Preferred Units on such Distribution Payment Date. No such amount need be included upon surrender of Seris A Preferred Units in respect of the equivalent number of Series A Preferred Shares as to which a holder of Series A Preferred Shares on a Dividend Payment Record Date who (or whose transferees) tenders any such Series A Preferred Shares to the General Partner for conversion into Common Shares on such Dividend Payment Date, but the distribution payable on such date on Series A Preferred Units will be made with respect to such Series A Preferred Units. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted Series A Preferred Units or for distributions on the Class A Units issued upon such conversion.

                  As promptly as practicable after the surrender of certificates for Series A Preferred Units as aforesaid, the General Partner shall receive a certificate or certificates for the number of full Class A Units issuable upon the conversion of such Series A Preferred Units in accordance with the provisions of this Section E, and any fractional interest in respect of a Class A Unit arising upon such conversion shall be settled as provided in paragraph
(iii) of this Section E.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Units shall have been surrendered (and if applicable, payment of an amount equal to the distribution payable on such Series A Preferred Units) and received by the Partnership as aforesaid, and the General Partner shall be deemed to have become the holder or holders of record of the Class A Units represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such partnership transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series A Preferred Units shall have been surrendered and received by the General Partner.

                  (iii) No fractional Partnership Unit shall be issued upon conversion of the Series A Preferred Units. Instead of any fractional interest in a Class A Unit that would otherwise be deliverable upon the conversion of a Series A Preferred Unit, the Partnerships shall pay to the holder of such Series A Preferred Unit an amount in cash based upon the Current Market Price of Common Shares of the General Partner on the Trading Day immediately preceding the date of conversion.

                  (iv) The Conversion Price shall be adjusted from time to time at the same time and in a like manner as set forth in the Declaration of Trust.

                  F. Ranking. Any class or series of Partnership Units shall be deemed to rank:

                  (a) prior to the Series A Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if the holders of such class or series of Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Units;

                  (b) on a parity with the Series A Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series A Preferred Units, if the holders of such Partnership Units of such class or series and the Series A Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other ("Parity Units"); and

                  (c) junior to the Series A Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if such class or series of Partnership Units shall be Common Partnership Units or if the General Partner, in its capacity as the holder of Series A Preferred Units, shall be entitled to receipt of distribution or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series, and such class or series of Partnership Units shall not in either case rank prior to the Series A Preferred Units ("Junior Units").

                  G. Voting. Except as required by law, the General Partner, in its capacity as the holder of the Series A Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.

         So long as any Series A Preferred Units are outstanding, the General Partner shall not authorize the creation of Partnership Units of any class or series or any interest in the Partnership convertible into Partnership Units of any class or series ranking prior to the Series A Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the General Partner or the Partnership or in the payment of distributions unless such Partnership Units are issued to the General Partner and the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the General Partner and the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Partnership.

                  H. Restrictions on Ownership and Transfer. The Series A Preferred Units shall be owned and held solely by the General Partner.

                  I. General. (I) The rights of the General Partner, in its capacity as the holder of the Series A Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Exhibit G shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series A Preferred Units.

                  (ii) Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the foregoing terms of the Series A Preferred Units) to ensure that the Series A Preferred Units (including, without limitation the redemption and conversion terms thereof) permit the General Partner to satisfy its obligations (including, without limitation, its obligations to make dividends payments on, and to issue Common Shares upon redemption or conversion of, the Series A Preferred Shares) with respect to the Series A Preferred Shares, it being the intention that the terms of the Series A Preferred Units shall be substantially similar to the terms of the Series A Preferred Shares.

                                    EXHIBIT H

                                 EXCLUDED UNITS


                                   [OMITTED]


                                       H-1